QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 20, 2010

Dear Shareholder:

        We are pleased to invite you to the annual meeting of shareholders of Guess?, Inc. to be held on Thursday, June 24, 2010, at 9:00 a.m., local time, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210.

        At the annual meeting, you will be asked to: (i) elect three directors, (ii) re-approve the Guess?, Inc. Annual Incentive Bonus Plan so that performance-based cash compensation paid thereunder will continue to be deductible by the Company for federal income tax purposes, (iii) ratify the appointment of independent auditors for the fiscal year ending January 29, 2011 and (iv) consider such other business as may properly come before the annual meeting. The enclosed proxy statement more fully describes the details of the business to be conducted at the annual meeting.

        Whether or not you plan to attend the annual meeting in person, your vote is very important. Accordingly, we hope that you will vote as soon as possible by using the telephone or Internet voting systems, or by completing and mailing the enclosed proxy card.

        Thank you for your ongoing support of and continued interest in Guess?, Inc.

Maurice Marciano
Chairman of the Board

Paul Marciano
Chief Executive Officer and Vice Chairman of the Board

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 24, 2010

Time and Date:	9:00 a.m., local time, on Thursday, June 24, 2010
Place:	The Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210
Items of Business:	1.	To elect three directors for a term of three years each until their successors are duly elected and qualified.
	2.	To re-approve the Guess?, Inc. Annual Incentive Bonus Plan so that performance-based cash compensation paid thereunder will continue to be deductible by the Company for federal income tax purposes.
	3.	To ratify the appointment of independent auditors for the fiscal year ending January 29, 2011.
	4.	To consider such other business as may properly come before the annual meeting.
Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date:	You are entitled to vote at this annual meeting only if you were a Guess?, Inc. shareholder as of the end of business on May 6, 2010.
Admission:	Please note that space limitations make it necessary to limit attendance to shareholders and one guest. If your shares are held by a broker, bank or other nominee and you wish to attend the annual meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of the record date and bring it to the annual meeting. Admission to the annual meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the annual meeting.
The annual meeting will begin promptly at 9:00 a.m., local time. Registration will begin at 8:30 a.m., local time.
Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the annual meeting by using the telephone or Internet voting systems or by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers about the Proxy Materials and Annual Meeting" beginning on page 1 of this proxy statement and the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Maurice Marciano	Paul Marciano
Chairman of the Board	Chief Executive Officer and Vice Chairman of the Board

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about May 25, 2010.

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To be held on June 24, 2010

        This proxy statement (the "Proxy Statement") and the enclosed form of proxy are being furnished commencing on or about May 25, 2010, in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Guess?, Inc. (the "Company") of proxies in the enclosed form for use at the 2010 annual meeting of shareholders (the "Annual Meeting") to be held at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210, on Thursday, June 24, 2010, at 9:00 a.m., local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:    Why am I receiving these materials?

A:
The Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 24, 2010. As a shareholder as of May 6, 2010, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Q:    What information is contained in this Proxy Statement?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:    How do I obtain the Company's Annual Report on Form 10-K?

A:
A copy of the Company's fiscal 2010 Annual Report on Form 10-K is enclosed.

  Shareholders may request another free copy of the fiscal 2010 Annual Report on Form 10-K from:

    Guess?, Inc.
    Attn: Investor Relations
    1444 South Alameda Street
    Los Angeles, California 90021
    (213) 765-5578
    http:    //www.guessinc.com/Investors/

  The Company will also furnish any exhibit to the fiscal 2010 Annual Report on Form 10-K if specifically requested.

Q:    What may I vote on by proxy?

A:
(1) The election of three nominees to serve on the Board;

(2)
The re-approval of the Guess?, Inc. Annual Incentive Bonus Plan so that performance-based cash compensation paid thereunder will continue to be deductible by the Company for federal income tax purposes; and

  (3)
  The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending January 29, 2011 ("fiscal 2011").

Q:    How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR the nominees, FOR the re-approval of the Guess?, Inc. Annual Incentive Bonus Plan and FOR the ratification of Ernst & Young LLP as independent auditors for fiscal 2011.

Q:    Who is entitled to vote?

A:
Shareholders as of the close of business on May 6, 2010 (the "Record Date") are entitled to vote at the Annual Meeting.

Q:    How many shares can vote?

A:
As of the Record Date, May 6, 2010, 93,318,756 shares of common stock (the "Common Stock") of the Company, the only voting securities of the Company, were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held.

Q:    How do I vote?

A:
You are eligible to vote at the Annual Meeting using one of four methods:

  •
  Voting by Internet.  To vote via the Internet, use the website indicated on the enclosed proxy card;

  •
  Voting by Telephone.  To vote by telephone, call the toll-free number on the enclosed proxy card;

  •
  Voting by Mail.  To vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided; or

  •
  Voting in Person.  To vote in person, you must attend the Annual Meeting and follow the procedures for voting announced at the Annual Meeting. Please note that if your shares are held by a broker or other nominee you must present a legal proxy from such broker or nominee in order to be able to vote at the Annual Meeting.

  The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 1:00 a.m. Eastern Time on June 24, 2010. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card. All proxies will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

  You have the right to revoke your proxy at any time before the Annual Meeting by:

    •
    Notifying the Corporate Secretary of the Company in writing;

    •
    Voting in person; or

    •
    Returning a later-dated proxy card.

  Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting.

Q:    What if my shares are held in "street name?"

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:    What shares are included on the proxy card(s)?

A:
The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), vote by Internet, telephone or in person at the Annual Meeting, your shares will not be voted.

Q:    What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by return mail, sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent:

    Computershare Investor Services
    P.O. Box 43078
    Providence, Rhode Island 02940-3078
    (877) 282-1168 or
    (781) 575-4593
     www.computershare.com

Q:    How may I obtain a separate set of voting materials?

A:
If you share an address with another shareholder, you may receive only one set of proxy materials (including our fiscal 2010 Annual Report on Form 10-K and this Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials at:

    Guess?, Inc.
    Attn: Investor Relations
    1444 South Alameda Street
    Los Angeles, California 90021
    (213) 765-5578

  Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials in the future.

Q:    What is a "quorum?"

A:
A "quorum" is a majority of the outstanding shares entitled to vote. They may be present at the Annual Meeting or represented by proxy. A quorum must have been established in order to consider any matter at the Annual Meeting.

Q:    What is required to approve each proposal?

A:
The three candidates for director receiving the most votes will be elected directors of the Company. Shareholders may not cumulate their votes. All other proposals require the affirmative "for" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting.

  A properly executed proxy marked "Abstain" with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

Q:
What is the impact of not casting your vote if you hold shares beneficially in street name?

A:
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal No.1). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in an uncontested election of directors, your broker was allowed to vote those shares on your behalf in the election of directors as it felt appropriate. However, under a rule change recently adopted by the New York Stock Exchange (the "NYSE"), brokers are no longer allowed to vote shares held in their client's accounts on uncontested elections of directors unless the client has provided voting instructions. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf. These "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

  Your broker will continue to have discretion to vote any uninstructed shares on the re-approval of the Guess?, Inc. Annual Incentive Bonus Plan (Proposal No. 2) and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors (Proposal No. 3).

  Your broker will provide you with directions on voting your shares, and you should instruct your broker to vote your shares according to those instructions.

Q:    How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card will give authority to each of Deborah Siegel, our General Counsel and Secretary, and Jason Miller, our Assistant General Counsel and Assistant Secretary, to vote on such matters at their discretion.

Q:
What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

  Shareholder Proposals:    For a shareholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of the Company at our principal executive offices no later than January 25, 2011. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission ("SEC") regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

    Guess?, Inc.
    Attn: Corporate Secretary
    1444 South Alameda Street
    Los Angeles, California 90021

  For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Common Stock to approve that proposal, provide the information required by the bylaws of the Company (the "Bylaws") and give timely notice to the Corporate

  Secretary of the Company in accordance with the Bylaws, which, in general, require that the notice be received by the Corporate Secretary of the Company:

    •
    Not earlier than March 26, 2011, and

    •
    Not later than the close of business on April 25, 2011.

    If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, then notice of a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed to the shareholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first.

  Nomination of Director Candidates:    You may propose director candidates for consideration by the Board's Nominating and Governance Committee in accordance with the procedures set forth in the Bylaws, as summarized under the caption "Corporate Governance and Board Matters—Consideration of Director Nominees—Shareholder Nominees" herein.

  Copy of Bylaw Provisions:    You may contact the Company's Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. The Bylaws also are available on the Company's website at http://www.guessinc.com/Investors/.

Q:    How is the Company soliciting proxies for the Annual Meeting?

A:
This solicitation is made by mail on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Q:    How can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish preliminary and/or final voting results (as available) in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q:
How may I communicate with the Company's Board or the non-management directors on the Company's Board?

A:
You may communicate with the Board by submitting an e-mail to the Company's Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Lead Independent Director.

Q:    What is the Company's fiscal year?

A:
The Company's fiscal year is the 52 or 53-week period that ends on the Saturday nearest to January 31 of each year. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company's fiscal calendar.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 24, 2010

        This Proxy Statement and our Annual Report on Form 10-K for the Fiscal Year Ended January 30, 2010 are available at www.edocumentview.com/ges.

 PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS
(Item 1 on Proxy Card)

        Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes I, II and III). One class of directors is elected at each annual meeting of shareholders for a three-year term and will hold office until their successors shall have been elected and qualified. The Bylaws authorize a Board of Directors consisting of not less than three or more than fifteen directors. The Board of Directors currently consists of eight members of whom Carlos Alberini and Gianluca Bolla are Class I directors, Judith Blumenthal, Anthony Chidoni and Paul Marciano are Class II directors, and Kay Isaacson-Leibowitz, Maurice Marciano and Alex Yemenidjian are Class III directors.

        At the Annual Meeting, three Class II directors are to be elected to serve for a term to expire at the 2013 annual meeting. The nominees for these positions are Judith Blumenthal, Anthony Chidoni and Paul Marciano (the "Class II Nominees"). Each of the Class II Nominees is standing for re-election to the Board. Mr. Paul Marciano is the Company's Chief Executive Officer and Vice Chairman of the Board. Ms. Blumenthal and Mr. Chidoni are not employed by, or otherwise affiliated with, the Company.

        Each of the Class II Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. Information regarding the Class II Nominees and the continuing directors whose terms expire in 2011 and 2012 is set forth under the heading "Directors and Executive Officers" herein.

        The Class II directors will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders may not cumulate their votes. If any of the Class II Nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate. In no event will the shares represented by the proxies be voted for more than three Class II directors at the Annual Meeting. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the Class II Nominees named above.

        The Board of Directors unanimously recommends a vote FOR each of the Class II Nominees.

 PROPOSAL NO. 2: RE-APPROVAL OF THE GUESS?, INC. ANNUAL INCENTIVE BONUS PLAN
(Item 2 on Proxy Card)

        We are asking the Company's shareholders to approve a proposal with respect to the Guess?, Inc. Annual Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan, which has been maintained by the Company since 1996 and was last approved by our shareholders in 2005, generally provides for performance-based cash incentive awards to certain key employees of the Company. The Bonus Plan is designed to satisfy the requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended ("Section 162(m)"), so that the Company can take federal income tax deductions for the performance-based compensation paid under the Bonus Plan to certain of its executive officers who are considered "covered employees" within the meaning of Section 162(m). (Generally, the Company's Named Officers, as identified in the "Compensation Discussion and Analysis" section below, are considered covered employees for these purposes.)

        Section 162(m) generally provides that publicly held companies may not take a federal income tax deduction for certain compensation in excess of $1 million paid to certain of its executive officers in any one year unless that compensation is "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by shareholders every five years.

        The Company's shareholders last approved the Bonus Plan at the Company's 2005 annual meeting. The Bonus Plan expired by its terms on, and no new awards may be granted under the Bonus Plan after, May 10, 2010. If shareholders approve this proposal, the Bonus Plan will continue in effect and will have a new term of approximately five years. If shareholders do not approve this proposal, no new awards may be granted under the Bonus Plan and we will not have the ability to structure cash bonus opportunities under the Bonus Plan that qualify as "performance-based" compensation for tax deductibility purposes.

        The Bonus Plan presented for shareholder approval also provides that the maximum bonus that may be paid to any one plan participant under the Bonus Plan in any one fiscal year is $5 million. This annual limit under the Bonus Plan was previously $3.2 million. While the Company's bonuses under the Bonus Plan have been within the $3.2 million limit in the past (and most have been substantially less than this limit), and the Company is not currently considering any greater target or maximum bonus amounts for Bonus Plan participants, the higher limit will provide the Company with greater flexibility in the future should it become appropriate for the Company to increase compensation opportunities or increase the portion of a particular individual's compensation package that is based on annual performance.

Summary Description of the Bonus Plan

        The Bonus Plan is intended to provide motivation for selected key employees of the Company and its subsidiaries to attain and maintain the highest standards of performance, to attract and retain executives of outstanding competence and to direct the energies of executives toward the achievement of specific business goals established for the Company and its subsidiaries. The following is a brief summary of the material features of the Bonus Plan. The following summary is qualified by the full text of the Bonus Plan, which is attached as Appendix A to this Proxy Statement.

        Administration.    The Bonus Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has authority and discretion to administer and interpret the provisions of the Bonus Plan and to adopt such rules and regulations for the administration of the Bonus Plan as the Committee deems necessary or advisable. Decisions of the Committee will be final, conclusive and binding upon all parties, including, without limitation, the Company and plan participants. The Committee may designate all or any portion of its power and authority under the Bonus Plan to any sub-committee of the Committee or to any executive officer or executive officers of the Company; provided that no such designation will be permitted or effective with respect to any award to, or any other matter concerning, any Bonus Plan participant who is, or the Committee determines could be, a "covered employee" within the meaning of Section 162(m) for the applicable year (a "Covered Employee").

        Eligibility and Participation.    Participation in the Bonus Plan is limited to those key employees of the Company and its subsidiaries who, in the sole opinion of the Committee, are in a position to have a significant impact on the performance of the Company and who are selected by the Committee. Approximately 150 individuals participated in the Bonus Plan during the fiscal 2010 plan year. All of the Named Officers participate in the Bonus Plan as Covered Employees. Prior to or at the time performance objectives are established for a plan year, the Committee will identify those employees who will in fact be participants for such plan year.

        Determination of Awards.    Within the time period prescribed by Section 162(m) (which generally requires that the bonus parameter for a particular year be established no later than the end of the first quarter of that year), for each fiscal year, the Committee will: (1) determine the participants who are to be eligible to receive performance-based awards under the Bonus Plan for that year, (2) notify each participant in writing concerning his or her selection, (3) select the performance criteria to be used for each participant for that year and (4) establish, in terms of an objective formula or standard for each participant, the performance goal and the amount of each award which may be earned for that year if the applicable performance goal is achieved.

        The performance criteria that may be used under the Bonus Plan are limited to the following: net earnings, operating earnings or income, earnings per share, cash flow, absolute and/or relative return on equity or assets, pre-tax profits, earnings growth, revenue growth, share price growth, shareholder returns, gross or net profit margin, or any combination of the foregoing, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to the results of a peer group. Each performance goal may be expressed in terms of overall Company performance or the performance of an operating unit, business unit, segment, subsidiary or other division or any portion or combination thereof of the Company.

        In determining performance, the Committee in its discretion will, in the case of awards to Covered Employees, and may, in the case of awards to all other participants, direct that adjustments to the performance goals or actual financial performance as reported be made to reflect and mitigate the effects of extraordinary organizational, operational or other changes that have occurred during such year, in each case, with respect to Covered Employees, only to the extent consistent with the requirements of Section 162(m). The Committee may, however, provide at the time the performance goals are established that one or more of such adjustments will not be made as to a specific award to a Covered Employee. The Committee is also authorized at any time during or after the fiscal year to increase (except with respect to awards payable to Covered Employees), reduce or eliminate the amount of an award payable to any participant for any reason. The Committee may also provide that the Chief Executive Officer or Chairman of the Board will have the discretion to increase or decrease the award otherwise payable to any participant other than a Covered Employee based upon their individual performance during the fiscal year.

        In addition to, or in combination with, the performance-based awards described above, the Committee may, in its sole and absolute discretion, provide for discretionary bonuses for any participant other than a Covered Employee.

        No later than 90 days after the last day of each fiscal year, the Committee will determine awards to participants for such fiscal year by comparing actual financial performance to the performance goals, performance criteria and amounts of awards adopted by the Committee for such year and the Committee will, with respect to Covered Employees, certify the final amount of the award for each Covered Employee that the Committee has determined is accurately calculated in accordance with the terms, conditions and limits of the Bonus Plan. If the Committee has not adopted specified goals for the fiscal year, the Committee will meet no later than 90 days after the last day of such fiscal year to determine if discretionary bonuses will be awarded to participants other than the Covered Employees.

        Current Awards.    Bonus amounts paid under the Bonus Plan with respect to fiscal 2010 to the Named Officers are reported under Column (g) and Footnote 2 of the "Summary Compensation Table" under "Executive and Director Compensation" below. The Committee has established the performance goals for fiscal year 2011 with respect to awards to Named Officers by reference to the business criteria set forth in the Bonus Plan. Bonus amounts, if any, that will be paid to participants for fiscal year 2011 and future plan years are not determinable at this time. Bonus amounts for performance-based awards will depend upon meeting performance targets that are substantially uncertain and that even if met would remain subject to the Committee's discretion as described herein. Bonus amounts for discretionary awards are subject to the discretion of the Committee. The maximum award payable to any participant under the Bonus Plan for any one fiscal year is $5 million.

        Payment of Awards.    Approved bonus awards will be paid in cash to each participant promptly after the amount of the award has been determined and, with respect to awards to Covered Employees, the Committee has certified that the relevant performance goals have been achieved; provided that in all events, each award will be paid no later than the 15th day of the third month following the Company's first taxable year in which such award is no longer subject to a substantial risk of forfeiture unless a participant elects to defer payment if permitted by the Committee.

        Duration and Amendment.    If the Bonus Plan is approved by the shareholders, it will continue in effect until, and no new awards may be granted under the Bonus Plan on or after, the first meeting of the Company's shareholders that occurs in 2015. The Committee may at any time terminate, modify or suspend the Bonus Plan, in whole or in part, and if suspended, may reinstate any or all provisions, provided that no such termination or modification will impair any rights that may have accrued under the Bonus Plan; and provided further, that the Committee may not without shareholder approval adopt any amendment that would require the vote of shareholders pursuant to Section 162(m).

        Payment of Taxes.    The Company may deduct from any payments under the Bonus Plan any applicable withholding taxes required to be withheld with respect to such payments.

        Other Compensation.    The Bonus Plan is not exclusive. The Company may pay other bonuses and other compensation to the Covered Employees and other key employees under other authority of the Board of Directors and applicable law.

Vote Required for Re-Approval of the Guess?, Inc. Annual Incentive Bonus Plan

        The Board of Directors believes that it is in the best interests of the Company and its shareholders to receive the full income tax deduction for performance-based cash incentive awards paid under the Bonus Plan. The Board is therefore asking the shareholders to re-approve the Bonus Plan.

        Three of the members of our Board of Directors are eligible for awards under the Bonus Plan and thus may have a personal interest in the approval of this proposal.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to re-approve the Bonus Plan. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this proposal.

        The Board of Directors unanimously recommends a vote FOR the re-approval of the Bonus Plan as described above.

 PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
(Item 3 on Proxy Card)

        The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young") to act as the Company's independent auditors for the fiscal year ending January 29, 2011, and recommends that the shareholders vote in favor of such appointment. In making its selection of independent auditors, the Audit Committee considered whether Ernst & Young's provision of services other than audit services, including its past and current tax planning and tax advisory services, is compatible with maintaining independence as the Company's independent registered public accounting firm. Ernst & Young has served as the Company's independent auditors since March 19, 2007.

        Shareholder approval of the selection of Ernst & Young as our independent auditors is not required by our Bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Audit Committee will consider the results of the shareholder vote for this proposal and, in the event of a negative vote, will reconsider its selection of Ernst & Young. Even if Ernst & Young's appointment is ratified by the shareholders, the Audit Committee may, at its discretion, appoint a new independent auditing firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

        We expect that a representative of Ernst & Young will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as he or she may desire.

        The favorable vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to ratify the selection of Ernst & Young. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Ernst & Young to serve as independent auditors for the Company for the fiscal year ending January 29, 2011.

        The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young.

 RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Independent Registered Public Accountants Fee Summary

        Aggregate fees billed to us for the fiscal years ended January 30, 2010 and January 31, 2009 by Ernst & Young LLP, our independent auditors, are as follows (dollars in thousands):

	Year Ended Jan. 30, 2010	Year Ended Jan. 31, 2009
Audit fees(1)	$2,593	$2,443
Audit related fees(2)	61	95
Tax fees(3)	355	546
All other fees(4)	—	—

Total	$3,009	$3,084

(1)
"Audit fees" consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in Form 10-Qs, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)
"Audit related fees" consist of fees for services related to employee benefit plans, certain agreed-upon procedures and other services that are reasonably related to the performance of the audit or review of the Company's financial statements and internal controls that are not reported under "Audit fees."

(3)
"Tax fees" consist of fees for tax compliance and tax advice. For fiscal 2010, the amount includes $129,000 for tax compliance and preparation services and $226,000 for all other tax related services. For fiscal 2009, the amount includes $170,000 for tax compliance and preparation services and $376,000 for all other tax related services.

(4)
"All other fees" consist of fees for any services not included in the first three categories.

        All non-audit services were pre-approved by our Audit Committee pursuant to the pre-approval policies and procedures described below.

        The Audit Committee considered whether the provision of non-audit services provided by Ernst & Young during fiscal 2010 was compatible with maintaining auditor independence. In addition to retaining Ernst & Young to audit and review our consolidated financial statements for fiscal 2010, the Company retained Ernst & Young, as well as other accounting firms, to provide other advisory services in fiscal 2010. The Company understands the need for its independent auditors to maintain objectivity and independence in its audit of the Company's financial statements.

        The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approvals are detailed as to the particular service or category of services and the independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approvals, including the related fees. In addition to regular pre-approvals by the Audit Committee, the Audit Committee Chairman may also pre-approve services to be performed by the independent auditor on a case-by-case basis, in accordance with authority delegated by the Audit Committee. Approvals made pursuant to this delegated authority normally will be reported to the Audit Committee at its next meeting.

        The Audit Committee Charter requires that the lead partner assigned to our audit be rotated at least every five years and that other audit partners be rotated at least every seven years.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the Company's system of internal control over financial reporting and the qualifications, independence and performance of the Company's internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company's system of internal control over financial reporting, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles in the United States. The Company's independent auditor is responsible for performing an independent audit of the Company's financial statements, expressing an opinion as to the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States, and expressing an opinion on the Company's internal control over financial reporting.

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended January 30, 2010. In addition, we have discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by the AICPA professional standards, Vol. 1 AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, pertaining to communications with audit committees. We have also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and we have discussed with the independent auditor the independent auditor's independence.

        The Audit Committee has met with Ernst & Young, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2010 for filing with the SEC.

By the Audit Committee,
Anthony Chidoni, Chairman Judith Blumenthal Gianluca Bolla Kay Isaacson-Leibowitz Alex Yemenidjian

 DIRECTORS AND EXECUTIVE OFFICERS

        The directors, director nominees and executive officers of the Company as of May 20, 2010 are as follows:

Name	Age	Position
Maurice Marciano	61	Director and Chairman of the Board
Paul Marciano(1)	58	Director, Chief Executive Officer and Vice Chairman of the Board
Carlos Alberini	54	Director, President and Chief Operating Officer
Judith Blumenthal(1)	64	Director
Gianluca Bolla	51	Director
Anthony Chidoni(1)	58	Director
Kay Isaacson-Leibowitz	63	Director
Alex Yemenidjian	54	Director
Michael Relich	49	Senior Vice President and Chief Information Officer
Dennis Secor	47	Senior Vice President and Chief Financial Officer

(1)
Paul Marciano, Judith Blumenthal, and Anthony Chidoni have been nominated to stand for re-election at the Annual Meeting.

        With respect to the directors and director nominees named above, Judith Blumenthal, Gianluca Bolla, Anthony Chidoni, Kay Isaacson-Leibowitz and Alex Yemenidjian are deemed to be "independent" directors under the director independence standards of the NYSE.

        Maurice Marciano was one of the founders of the Company in 1981. Since that time, he has served in a number of senior executive positions with the Company, including his current role as Chairman of the Board, a position he has held since 2007. Between 1999 and 2007, he served as Co-Chairman of the Board and Co-Chief Executive Officer, together with his brother, Paul Marciano. Mr. Marciano has also served as a director of the Company since 1981 (except for the period from January 1993 to May 1993). His present term as a Class III director will expire at the 2011 annual meeting of shareholders. As a co-founder and leader within the Company for the past 29 years, Mr. Marciano brings a wealth of both Company-specific and industry-wide knowledge and experience to the Board. His strategic vision and global approach have been instrumental in helping the Board to effectively oversee the overall business and direction of the Company.

        Paul Marciano joined the Company two months after its inception in 1981. Since that time, he has served in a number of senior executive positions with the Company, including his current role as Chief Executive Officer and Vice Chairman of the Board, positions he has held since 2007. Between 1999 and 2007, he served as Co-Chairman of the Board and Co-Chief Executive Officer. Mr. Marciano has also served as a director of the Company since 1990. His present term as a Class II director will expire at the Annual Meeting. Like his brother, Maurice Marciano, Mr. Marciano brings to the Board a vast amount of knowledge and experience accumulated over the life of the Guess brand. Mr. Marciano's day-to-day leadership as Chief Executive Officer provides a direct and valuable link between management and the Board and his creative and strategic vision for the brand help to guide the Board's overall approach.

        Carlos Alberini has served as President and Chief Operating Officer since he joined the Company in December 2000. In addition, from May 2006 until July 2006, Mr. Alberini served as Interim Chief Financial Officer of the Company. As previously announced, Mr. Alberini has resigned, effective June 1, 2010, from his positions as President and Chief Operating Officer of the Company to become the Co-Chief Executive Officer and a member of the Board of Directors for Restoration Hardware, Inc., a leading premium home lifestyle brand. Although he will no longer be serving as an executive officer of the Company, Mr. Alberini has agreed to continue to serve as a non-employee director for the Company. Prior to joining the Company, Mr. Alberini served as Senior Vice President and Chief Financial Officer of Footstar, Inc. from October 1996 to December 2000. Prior to his position at Footstar, Inc., from May 1995 to October 1996 Mr. Alberini served as Vice President of Finance and Acting Chief Financial Officer of the Melville Corporation, from 1987 to 1995 he served as Corporate Controller and rose to Senior Vice President and Chief Financial Officer and Treasurer of The Bon Ton Stores, and he spent ten years with Price Waterhouse until leaving the firm as an audit manager in 1987. Mr. Alberini has also served as a director of the Company since December 2000. His present term as a Class I director will expire at the 2012 annual meeting of shareholders. Mr. Alberini's extensive finance and operational experience for retail companies Footstar, Inc., Melville Corporation and The Bon Ton Stores, combined with his significant experience over the past nine years with the Company, provides the Board with valuable insight into operational issues and financial matters, particularly within the retail sector. Although he will be departing as an executive officer of the Company, Mr. Alberini's experience and intimate knowledge of the Company's operations will continue to provide valuable benefits to the Board.

        Judith Blumenthal has been a professor at the University of Southern California's Marshall School of Business since January 1996, where she has developed and taught undergraduate, graduate and executive education courses in strategic management, alliances and cooperative agreements, retailing and corporate governance. Since assuming her faculty position at USC, Dr. Blumenthal has also served as an Associate Dean of the Marshall School of Business from January 1996 through March 2000 and as USC's Associate Vice President, Alumni Relations and Executive Director of the USC Alumni Association from April 2000 through June 2006. Prior to her academic career, which began in 1981, Dr. Blumenthal spent a number of years in training and organizational development positions in the retail industry. In addition, between 1982 and 2000, she worked as an independent consultant, advising companies on strategic, organizational, and marketing matters. She received her bachelor's degree in English from Hunter College of the University of New York, and her M.B.A. and Ph.D., Business Administration, from USC. Dr. Blumenthal has served as a director of the Company since June 2007 and her present term as a Class II director will expire at the Annual Meeting. Dr. Blumenthal's academic background as a business school professor teaching in the areas of strategy, retailing and corporate governance provides the Board with a unique and constantly evolving perspective from outside of the normal corporate environment.

        Gianluca Bolla has been a shareholder and director of Accord Management, S.r.L., an Italian private equity firm that specializes in the Italian mid-market, since the end of 2008. From 1988 until 2007, Mr. Bolla held a number of executive positions with various subsidiaries of Barilla Holding S.p.A. ("Barilla"), a privately-held Italian food company with global revenues of over €4 billion. He ultimately served from 2001 until 2007 as Chief Executive Officer of Barilla G. e R. Fratelli S.p.A., a global business with revenues of over €2.5 billion. Prior to joining Barilla, Mr. Bolla was a corporate finance associate for two years with Salomon Brothers Inc., where he started after receiving his M.B.A. from the UCLA Graduate School of Management. Mr. Bolla has served as a director of the Company since April 2010 and his present term as a Class I director will expire at the 2012 annual meeting. As the Company continues its global expansion throughout Europe and beyond, Mr. Bolla's experience as the Chief Executive Officer of a large global business based in Italy will provide the Board with a valuable and unique perspective into international growth and management.

        Anthony Chidoni has been the principal and owner of Lorelle Capital, a private hedge fund, since January 2004. From January 1990 to January 2004, he was the Managing Director of Private Client Business in the Los Angeles office of investment bank Credit Suisse First Boston, and its predecessor Donaldson Lufkin & Jenrette, where he had served in various positions for 21 years. Mr. Chidoni has served as a director of the Company since November 2002 and his present term as a Class II director will expire at the Annual Meeting. Mr. Chidoni's extensive background in investment banking and more recently as the principal and owner of a private hedge fund provides the Board with a valuable Wall Street perspective, a broad and deep insight into the capital markets and direct experience performing detailed review and analysis of public company financial statements.

        Kay Isaacson-Leibowitz served as Executive Vice President of Beauty Niches for Victoria's Secret Stores, a leading retailer of lingerie and beauty products, from July 2003 to February 2006. From 1995 to 2003, Ms. Isaacson-Leibowitz served as Executive Vice President of Merchandising for Victoria's Secret Stores. From 1994 to 1995, she served as acting President and Senior Vice President of Merchandising for Banana Republic, a division of The Gap, Inc. Ms. Isaacson-Leibowitz is a director, chair of the succession planning and management development committee and member of the compensation committee of Coldwater Creek, a multi-channel specialty retailer of women's apparel and accessories in the United States, primarily targeting women 35 years of age and older. She is also a co-founder, co-chairperson and board member for World of Children, a non-profit organization devoted to children globally. Ms. Isaacson-Leibowitz has served as a director of the Company since July 2006 and her present term as a Class III director will expire at the 2011 annual meeting of shareholders. Ms. Isaacson-Leibowitz's extensive career in the retail industry, and in particular as an executive and senior merchant for brands such as Victoria's Secret and Banana Republic, allows her to provide valuable insights to the Board in key areas such as merchandising strategy and brand management, as well as product design and production.

        Alex Yemenidjian has served as Chairman of the Board and Chief Executive Officer of Tropicana Las Vegas Hotel & Casino, Inc. since July 2009. Since January 2005 he has also served as Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC, a private investment company. Mr. Yemenidjian served as Chairman of the Board and Chief Executive Officer of Metro-Goldwyn-Mayer Inc., a leading entertainment, gaming and hospitality company, from April 1999 to April 2005 and was a director thereof from November 1997 to April 2005. Mr. Yemenidjian also served as a director of MGM MIRAGE (formerly MGM Grand, Inc.) from 1989 to 2005 and was its President from 1995 to 1999. He also served MGM MIRAGE in other capacities, including as Chief Operating Officer from 1995 until 1999 and as Chief Financial Officer from 1994 to 1998. In addition, Mr. Yemenidjian served as an executive of the Tracinda Corporation, the majority owner of both Metro-Goldwyn-Mayer Inc. and MGM MIRAGE, from 1990 to 1997 and again during 1999. Prior to 1990, Mr. Yemenidjian was the managing partner of Parks, Palmer, Turner & Yemenidjian, Certified Public Accountants. Mr. Yemenidjian is currently a director and chairman of the audit committee of Regal Entertainment Group, which operates the largest motion picture theatre circuit in the United States, and a trustee of Baron Investment Funds Trust and Baron Select Funds, mutual funds. Mr. Yemenidjian has served as a director of the Company since May 2005 and his present term as a Class III director will expire at the 2011 annual meeting of shareholders. Mr. Yemenidjian is able to provide the Board with the unique perspective of someone with significant experience as a Chief Executive Officer, including both currently with Tropicana Las Vegas and previously with publicly-traded Metro-Goldwyn-Mayer. In addition, his strong accounting background, including experience as a Chief Financial Officer, provides the Board with valuable insight and a depth of knowledge and experience with respect to accounting-related matters.

        Michael Relich has served as the Company's Senior Vice President and Chief Information Officer since he joined the Company in May 2004. Prior to joining the Company, he served as Chief Information Officer and Senior Vice President of MIS and E-Commerce of Wet Seal, Inc., a specialty apparel retailer, from August 2001 to May 2004, and as Senior Vice President, Engineering of Freeborders, Inc., a Product Lifecycle Management (PLM) solutions provider, from March 2000 to August 2001. Mr. Relich also held senior level IT positions with retailers HomeBase Inc. from 1995 to 2000, where he ultimately served as Assistant Vice President of MIS, and Broadway Stores Inc. from 1983 to 1995, where he ultimately served as Director of Merchandise Systems.

        Dennis Secor has served as the Company's Senior Vice President and Chief Financial Officer, as well as Principal Financial and Accounting Officer, since he joined the Company in July 2006. Mr. Secor joined the Company from Electronic Arts Inc., where he served since August 2004 as Vice President and Chief Financial Officer of its Canadian division. Prior to joining Electronic Arts, he was employed from April 2001 to July 2004 at Callaway Golf Company, where he served as Corporate Controller and Chief Accounting Officer and ultimately as Senior Vice President, Finance. From 1996 to 2001, Mr. Secor served in a variety of positions with Polaroid Corporation, ultimately serving as European Financial Controller. Mr. Secor, a certified public accountant, began his career with Arthur Andersen & Co., where he spent five years.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence, Structure and Committee Composition

        The Board is composed of eight directors, five of whom qualify as independent directors pursuant to the rules adopted by the SEC applicable to the corporate governance standards for companies listed on the NYSE. In determining independence, the Board affirmatively determines that directors have no material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm's length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties. In addition, the Board uses the following categorical standards to determine director independence: (1) not being a present or former employee, or having an immediate family member as an executive officer, of the Company within the past three years; (2) not personally receiving, or having an immediate family member receive, during any twelve-month period within the last three years, more than $120,000 of direct compensation from the Company other than (a) for Board or committee service, pension or other forms of deferred compensation for prior service or (b) by an immediate family member for services as an employee of the Company (other than as an executive officer); (3) not (a) being a current partner or employee of a firm that is the Company's internal or external auditor; (b) having an immediate family member who is a current partner of such a firm; (c) having an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (d) being within the last three years or having an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time; (4) not being employed, or having an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years any of the Company's present executive officers serve or served on the other company's compensation committee; (5) not being an executive officer or employee, or having an immediate family member who is an executive officer, of a company that makes or made payments to, or receives or received payments from, the Company, for property or services in an amount which, in any of the past three fiscal years, exceeds or exceeded the greater of $1 million, or 2% of the other company's consolidated gross revenues; (6) not being an executive officer of a charitable organization of which the Company has within the preceding three years made any contributions to that organization in any single fiscal year that exceeded the greater of $1 million, or 2% of the charitable organization's consolidated gross revenues; (7) not accepting directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); and (8) not being an affiliated person of the Company or any of its subsidiaries.

        Applying these categorical standards and considering all relevant facts and circumstances, the Board determined that the following directors qualify as independent: Judith Blumenthal, Gianluca Bolla, Anthony Chidoni, Kay Isaacson-Leibowitz and Alex Yemenidjian (the "Independent Directors"). The Board also determined that Alice Kane, a former director who resigned from her position effective April 30, 2010, qualified as independent during her service.

        In determining that former director Alice Kane was independent, the Board considered that the Company had active property insurance policies with and paid premiums to affiliates of Zurich Financial Services ("Zurich"), a commercial property-casualty insurance provider and the employer of Ms. Kane. The Company selected Zurich as its carrier for such property insurance after a detailed bid process involving numerous insurance carriers and arranged with the assistance and advice of a separate third-party insurance broker with no relation to Zurich. Ms. Kane had no involvement with the Company's selection of insurance carriers and her employment with Zurich had no impact on the Company's decision to select Zurich. Zurich does not provide the Company with any insurance advice or other advisory services in connection with the policies. The total annual fees paid by the Company to Zurich do not exceed and have not exceeded the greater of $1 million, or 2% of Zurich's consolidated gross revenues. After considering all relevant facts and circumstances, the Board determined that the transactional relationship with Zurich did not impair former director Alice Kane's independence.

        Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee, also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board has determined that each of the members of the Audit Committee is financially literate and that Mr. Chidoni meets the definition of an audit committee financial expert, as set forth in Item 407(d)(5)(ii) of Regulation S-K. A brief description of Mr. Chidoni's background and experience can be found under "Directors and Executive Officers" above.

        Our Board has the following three committees: (1) Audit Committee, (2) Compensation Committee and (3) Nominating and Governance Committee. The current membership as of the date of this Proxy Statement and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company's website at http://www.guessinc.com/Investors/. The Board of Directors held five meetings during fiscal 2010, with each director attending at least 75 percent of such meetings. In addition, each member of the Board attended at least 75 percent of the meetings held by all committees of the Board on which he or she served. Directors are encouraged to attend annual meetings of the Company's shareholders. All of our then-current directors attended the last annual meeting of shareholders.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Independent Directors:
Judith Blumenthal	X	X	*X
Gianluca Bolla	X		X
Anthony Chidoni	*X	X
Kay Isaacson-Leibowitz	X	X	X
Alex Yemenidjian	X	*X
Other Directors:
Carlos Alberini
Maurice Marciano
Paul Marciano
Number of Meetings in Fiscal 2010	8	6	4

X = Committee member; * = Chair

Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee's performance; appoints, evaluates and determines the compensation of our independent auditors;

reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company's financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

        The report of the Audit Committee is included in this Proxy Statement. A current copy of the Audit Committee Charter is available on the Company's website at http://www.guessinc.com/Investors/.

Compensation Committee

        The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans and reviews and approves compensation of the executive officers of the Company. For more information, see "Executive and Director Compensation" below.

Nominating and Governance Committee

        The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors; recommends to the Board the director nominees for the next annual meeting of shareholders, consistent with criteria approved by the Board, and selects, or recommends that the Board select, the director nominees for each annual meeting of shareholders; develops and recommends to the Board a set of Governance Guidelines applicable to the Company; oversees the evaluation of the Company's management and the Board and its committees; and recommends to the Board director assignments and chair appointments for each Board committee, other than the Nominating and Governance Committee. Other specific duties and responsibilities of the Nominating and Governance Committee include: developing membership qualifications and criteria for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman and Chief Executive Officer and presenting the results of such evaluations to the Board and to the Chairman and Chief Executive Officer; reviewing governance-related shareholder proposals and recommending Board responses; overseeing the evaluation of the Board and management; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members. A current copy of the Nominating and Governance Committee Charter is available on the Company's website at http://www.guessinc.com/Investors/.

Consideration of Director Nominees

Shareholder Nominees

        The policy of the Nominating and Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under "—Identifying and Evaluating Nominees for Directors." The Nominating and Governance Committee will evaluate a prospective nominee suggested by any shareholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Governance Committee from any other source. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "—Director Qualifications" below.

        Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the following information and documentation:

  •
  the nominator's name, address and phone number and a statement of the number of shares of our Common Stock beneficially owned by the nominator during the year preceding the date of nomination;

  •
  the nominee's name, age, business address, residence address, phone number, principal occupation and a statement of the number of shares of our Common Stock beneficially owned by the nominee during the year preceding the date of nomination;

  •
  a statement of the nominee's qualifications for Board membership;

  •
  a description of all arrangements or understandings between the nominator and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such nominator;

  •
  a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  a written consent by the nominee to being named as a nominee and to serve as a director if elected.

        Any shareholder nominations for candidates for membership on the Board should be addressed to:

    Guess?, Inc.
    Attn: Chair of the Nominating and Governance Committee
    c/o Corporate Secretary
    1444 South Alameda Street
    Los Angeles, California 90021

Director Qualifications

        The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

  •
  reputation for integrity, strong moral character and adherence to high ethical standards;

  •
  holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

  •
  demonstrates business acumen and experience, and ability to exercise sound business judgments in matters that relate to the current and long-term objectives of the Company;

  •
  ability to read and understand basic financial statements and other financial information pertaining to the Company;

  •
  commitment to understand the Company and its business, industry and strategic objectives;

  •
  commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and shareholders, and to generally fulfill all responsibilities as a director of the Company;

  •
  willingness to represent and act in the interests of all shareholders of the Company rather than the interests of a particular group;

  •
  good health and ability to serve for at least five years; and

  •
  for prospective non-employee directors, independence under SEC and applicable NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

        The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

  •
  whether the nominee possesses the requisite education, training and experience to qualify as "financially literate" or as an audit committee "financial expert" under applicable SEC and NYSE rules;

  •
  for incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director's performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; and

  •
  whether the prospective nominee will foster a diversity of backgrounds and experiences, and will add to or complement the Board's existing strengths.

        While the Nominating and Governance Committee considers all of these factors, including whether the nominee will foster a diversity of backgrounds and experiences, as part of its evaluation of nominees, no single factor is necessarily determinative in the evaluation process. Instead, all of these factors, and any others deemed relevant by the Nominating and Governance Committee, are considered as a whole in assessing each prospective nominee.

Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee evaluates the current members of the Board whose terms are expiring and who are willing to serve an additional term utilizing the criteria described above to determine whether to recommend such directors for re-election. All of the nominees for election at the Annual Meeting are current members of the Board who are standing for re-election.

        The Nominating and Governance Committee also regularly assesses whether any vacancies on the Board are expected due to retirement or otherwise or whether it would be advisable to increase the overall size of the Board through the addition of a new director. In the event that vacancies are anticipated, or otherwise arise, or the size of the Board may be increased, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms hired to identify potential nominees, shareholders, members of management or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. In April 2010, Gianluca Bolla was appointed to the Board as a Class I director, concurrently with the resignation of former director Alice Kane. Mr. Bolla initially came to the attention of the Nominating and Governance Committee through a third party professional search firm, for which the Company incurred customary fees for director search services.

        As described above, the Nominating and Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company's annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Board Leadership Structure and Risk Oversight

        The Company's Governance Guidelines provide that the Board should be free to determine, in any manner that it deems best for the Company from time to time, whether the role of Chairman of the Board and Chief Executive Officer ("CEO") should be separate. Since the Company became public in 1996, the roles of Chairman and CEO have been performed by one or both of Maurice Marciano, a founder of the Company in 1981, and Paul Marciano, a senior executive of the Company since just two months after its inception. Between 1999 and 2007, they shared the duties of Co-Chairmen and Co-CEOs. Since 2007, Mr. Maurice Marciano has served as an executive Chairman and Mr. Paul Marciano has served as CEO. The Board believes that this is currently the most effective leadership structure for the Company, striking an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company's business and affairs.

        To promote the independent and effective oversight of the Board and management, the Board has appointed a Lead Independent Director, currently Alex Yemenidjian, to facilitate free and open discussion and communication among the Independent Directors. The Lead Independent Director presides at all executive sessions of the Board at which only Independent Directors are present. These executive sessions are held to discuss various issues and matters of concern to the Board, including the effectiveness of management, the Company's performance and the Company's strategic plans. The executive sessions are generally held in conjunction with the regularly scheduled quarterly meetings of the Board, but may be called at any time by our Lead Independent Director or any of our other Independent Directors. Our Lead Independent Director typically sets the agenda for these executive sessions with input from the other Independent Directors and discusses issues that arise from those sessions with our Chairman or other members of management, as appropriate.

        The Company also has strong corporate governance structures and processes that are intended to ensure that its Independent Directors will continue to effectively oversee key issues such as strategy, risk and integrity. Each of the committees of the Board is composed solely of Independent Directors. Consequently, Independent Directors oversee such critical matters as the integrity of the Company's financial statements, the compensation of senior executives, liquidity and capital resource allocation, the selection and evaluation of directors, and the development and implementation of corporate governance programs. Board committees routinely have independent sessions among their members without management to discuss issues and matters of concern to the committees.

        At committee and Board meetings throughout the year, management discusses the risk exposures identified as being most significant to the Company and the related actions that management may take to monitor such exposures. The Audit Committee, in particular, discusses with management the risk assessments and risk management policies relating to a variety of risks, including certain financial, operational, IT and compliance risks. The Board typically focuses on matters relating to overall strategic risks.

        In addition, the Compensation Committee and management consider, in establishing and reviewing our compensation arrangements for executives and other employees, whether these arrangements encourage unnecessary or excessive risk taking and we believe that they do not. In particular, our executive compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and thus do not encourage risk taking. While maximum bonus opportunities under our annual bonus plan and maximum annual equity award grant levels for our Named Officers are based on our earnings from operations, executives' actual bonuses and actual equity award levels within these maximums are determined by the Compensation Committee in its discretion and the Compensation Committee may consider multiple Company and individual performance and other factors in making its determinations. In addition, equity awards make up a substantial portion of each of our executive's total compensation opportunity and these awards further align executives' interests with those of our shareholders. We believe that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance. Our current practice is to grant executives a mixture of options and restricted stock. The Compensation Committee believes this mixture provides an appropriate balance between the goals of increasing the price of our common stock (as stock options only have value if the stock price increases after the option is granted) and avoiding risks that could threaten our growth and stability (as restricted stock is exposed to decreases in our stock price). Potential risks are also mitigated by the significant amounts of our Common Stock that are owned or beneficially owned by Messrs. Maurice and Paul Marciano and, as outlined in the "Compensation Discussion and Analysis" section below, our stock ownership guidelines applicable to certain other senior executives.

Communications with the Board

        You may communicate with the Board by submitting an e-mail to the Company's Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Lead Independent Director.

Governance Guidelines and Committee Charters

        The Company's Governance Guidelines, which satisfy the NYSE's listing standards for "corporate governance guidelines," as well as the charters for each of the committees of the Board, are available at http://www.guessinc.com/Investors/. Any person may request a copy of the Company's Governance Guidelines or the charter of any of the committees of the Board, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Code of Conduct

        The policies comprising our code of conduct are set forth in the Company's Code of Conduct (the "Code of Conduct"). These policies satisfy the SEC's requirements for a "code of ethics," and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer and controller) and employees. The Code of Conduct is published on our website at http://www.guessinc.com/Investors/. Any person may request a copy of the Code of Conduct, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Indemnification of Directors

        The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with certain directors and officers to effectuate these provisions and has purchased directors' and officers' liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans and reviews and approves compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who satisfy the independence requirements of the NYSE. The Compensation Committee may form and delegate authority to subcommittees when appropriate. At all times during fiscal 2010, the Compensation Committee consisted of four Board members, each of whom the Board affirmatively determined satisfied these independence requirements.

        The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The Compensation Committee Charter is available on the Company's website at http://www.guessinc.com/Investors/. Pursuant to its Charter, the Compensation Committee's responsibilities include the following:

  •
  review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other officers of the Company;

  •
  evaluate the Chief Executive Officer's performance in light of such goals and objectives;

  •
  set officers' compensation levels, including base salary, annual incentive opportunities, long-term incentive opportunities and benefits;

  •
  review and approve employment, consulting, severance or retirement arrangements and/or change in control agreements or provisions covering any current or former officers of the Company;

  •
  review and recommend to the Board appropriate director compensation programs for non-employee directors;

  •
  review its own performance and assess the adequacy of its Charter;

  •
  approve stock option grants and other equity-based or incentive awards;

  •
  the authority to retain and terminate any compensation consultant used to assist in the evaluation of officer compensation, including to approve the consultant's fees and other retention terms; and

  •
  produce a report of the Compensation Committee to be included in the Company's annual proxy statement.

        Our Chief Executive Officer and Chairman of the Board recommend to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for less senior officers, including the other Named Officers (as defined under "Compensation Discussion and Analysis" below). Our President and Chief Operating Officer assists the Chief Executive Officer and Chairman of the Board in reviewing performance and formulating these recommendations to the Compensation Committee. These executive officers also provide financial and other information to the Compensation Committee to assist in determining appropriate compensation levels. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Officers. Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our

Named Officers and our other senior executive officers. While the Compensation Committee reviews and makes recommendations regarding compensation paid to the non-employee directors, the compensation for these directors is determined by the Board.

        Equity awards to all employees, including all officers subject to Section 16 of the Exchange Act, are made by the Compensation Committee. During fiscal 2010, the Compensation Committee met six times and took action by written consent three times.

        As indicated above, pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Officers). The Compensation Committee has engaged Frederic W. Cook & Co., Inc. ("FW Cook") as its external compensation consultant to assist the Compensation Committee. In particular, during fiscal 2010, FW Cook assisted the Compensation Committee in assembling and analyzing senior executive compensation data among peer companies. FW Cook also provided insight into the competitive landscape and trends for executive compensation and provided advice with respect to certain performance-based award criteria. The services performed by FW Cook for the Company have been exclusively limited to compensation consulting on behalf of the Compensation Committee. FW Cook does not undertake any work for the Company at the direction of the Company's management or other employees.

Non-Employee Director Compensation

        Compensation for individuals who were members of our Board of Directors at any time during fiscal 2010 and who were not also our employees (referred to herein as "Non-Employee Directors") generally consisted of annual retainers, fees for attending meetings and equity awards. The following table presents information regarding the compensation paid with respect to fiscal 2010 to Non-Employee Directors. The compensation paid to any director who was also one of our employees during the covered fiscal period is presented below in the "Summary Compensation Table" and the related explanatory tables covering compensation paid to certain of our executive officers. Such employee-directors are not entitled to receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)(3)	Total($)
(a)	(b)	(c)	(d)
Judith Blumenthal	69,500	179,873	249,373
Anthony Chidoni	83,500	179,873	263,373
Kay Isaacson-Leibowitz	69,500	179,873	249,373
Alice Kane	73,000	179,873	252,873
Alex Yemenidjian	81,000	179,873	260,873

(1)
The amounts reported in Column (c) reflect the aggregate grant date fair value of stock awards granted in fiscal 2010, computed in accordance with FASB ASC Topic 718 (formerly referred to as FAS 123R), which disregards any estimate of forfeitures related to service-based vesting conditions. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock awards contained in Note 17 (Share-Based Compensation) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2010 Annual Report on Form 10-K.

(2)
On February 2, 2009, the Company granted each of our Non-Employee Directors an annual award of 11,221 shares of restricted stock. Each of these restricted stock awards had a value equal to $179,873 on the grant date. See footnote (1) above for the assumptions used to value these awards.

(3)
The following table presents the number of shares subject to outstanding and unexercised option awards and the number of unvested stock awards held by each of our Non-Employee Directors as of January 30, 2010.

Director	Number of Shares Subject to Outstanding and Unexercised Option Awards	Number of Unvested Stock Awards
Judith Blumenthal	2,117	11,221
Anthony Chidoni	165,176	11,221
Kay Isaacson-Leibowitz	12,442	11,221
Alice Kane	23,112	11,221
Alex Yemenidjian	44,660	11,221

Annual Retainer and Meeting Fees

        The following table sets forth the schedule of annual retainers and meeting fees in effect during fiscal 2010 for each Non-Employee Director:

Type of Fee	Dollar Amount ($)
Annual Board Retainer	35,000
Additional Annual Retainer to Chair of Audit Committee	20,000
Additional Annual Retainer to Chair of Compensation Committee	17,500
Additional Annual Retainer to Chair of Nominating and Governance Committee	12,500
Additional Attendance Fee per Committee Meeting Attended	1,500
Additional Attendance Fee per Board Meeting Attended	1,500

        All Non-Employee Directors are eligible to defer up to 100% of their annual retainer and meeting fees under the Company's Non-Qualified Deferred Compensation Plan, as more fully described below under "—Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Non-Qualified Deferred Compensation Plan." All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Equity Awards

        Our Non-Employee Directors are granted equity awards under the Company's 2006 Non-Employee Directors' Stock Grant and Stock Option Plan, as amended and restated (the "Director Plan"). Non-Employee Directors are entitled to receive an award of a number of restricted shares equal in value to $180,000 on the first business day of each fiscal year. The number of restricted shares awarded is determined by dividing the applicable dollar amount by the closing price of a share of Common Stock on the NYSE on the date of grant. Our Non-Employee Directors are subject to the Company's Stock Ownership Guidelines, as described in more detail under "Compensation Discussion and Analysis—Stock Ownership Guidelines" below.

        Subject to continued service, each restricted stock award granted under the Director Plan becomes vested and non-forfeitable as to 100% of the shares subject to such award on the first to occur of (i) the first year anniversary of the date of grant or (ii) a termination of service if the Non-Employee Director has completed one full term of service and he or she does not stand for re-election at the completion of such term. Non-Employee Directors are entitled to voting and dividend rights with respect to the restricted shares. In the event of a "change in control" of the Company (as defined in the Director Plan), all restricted shares then outstanding will vest 100% free of restrictions as of the date of the change in control. Unless otherwise determined by the Board, if a Non-Employee Director's service as a director terminates for any reason, any restricted shares that are not fully vested and free from restriction as of the director's termination of service will automatically be forfeited and returned to the Company. Upon the resignation of former director Alice Kane in April 2010, and in recognition of her nearly 12 years of dedicated service as a director, the Board elected to accelerate the vesting date of Ms. Kane's outstanding (i) options to purchase 1,415 shares of Common Stock scheduled to vest January 2, 2011 and (ii) 4,493 shares of restricted stock scheduled to vest February 1, 2011, in each case to April 30, 2010.

Compensation Discussion and Analysis

        This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company and our three other most highly compensated individuals who were serving as executive officers as of January 30, 2010. These individuals are referred to as the "Named Officers" in this Proxy Statement.

        The Company's current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers are members of the Compensation Committee. Our Chief Executive Officer and Chairman of the Board recommend to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for less senior officers, including the other Named Officers. Our President and Chief Operating Officer assists the Chief Executive Officer and Chairman of the Board in reviewing performance and formulating these recommendations to the Compensation Committee. These executive officers also provide financial and other information to the Compensation Committee to assist in determining appropriate compensation levels. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Officers. Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers.

Executive Compensation Program Objectives and Overview

        The Company's current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, motivate and retain qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with those of our shareholders. In structuring the Company's current executive compensation programs, we are guided by the following basic philosophies:

  •
  Competition.  The Company should provide competitive compensation opportunities so that we can attract, motivate and retain qualified executives.

  •
  Pay for Performance.  A substantial portion of compensation should be tied to Company (and/or particular department or segment) and individual performance.

  •
  Alignment with Shareholder Interests.  A substantial portion of compensation should be contingent on the Company's performance. As an executive officer's level of responsibility increases, a greater portion of the officer's total compensation should be dependent on the Company's performance.

        As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, an annual cash incentive opportunity and a long-term equity incentive opportunity. We also provide a non-qualified deferred compensation plan, a 401(k) plan, a supplemental executive retirement plan for certain Named Officers and severance protection for terminations of Named Officers' employment.

        We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. Base salaries, the non-qualified deferred compensation plan, 401(k) plan, supplemental executive retirement plan and severance and other termination benefits are all primarily intended to attract, motivate and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is generally not variable. We believe that in order to attract, motivate and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive's continued service. Some of the elements, such as base salaries, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of longer-term and shorter-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the shorter-term awards focused on recruitment).

        Our annual cash incentive opportunity is primarily intended to hold executives accountable for performance. It also aligns Named Officers' interests with those of our shareholders and helps us attract, motivate and retain executives. Our long-term equity incentives are primarily intended to align Named Officers' interests with those of our shareholders, although they also hold executives accountable for performance and help us attract, motivate and retain executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of shareholder value, and therefore the value of these benefits is dependent on performance. Each Named Officer's annual cash incentive opportunity is paid out on an annual short-term basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a longer-term basis and are designed to reward performance and continued employment over one or more years.

        The Compensation Committee uses these elements to create a total compensation package for each Named Officer that supports the Company's compensation objectives and provides a competitive compensation opportunity tied to both operating performance and changes in shareholder value.

        Consistent with our compensation philosophies described above, our goal for fiscal 2010 was to provide each Named Officer with a current executive compensation package that was competitive in light of the compensation paid to comparable executives at our peer group companies. However, the Compensation Committee also considered a number of other factors, primarily level of experience, length of service, scope of duties, pay history, past performance and expected future contributions, as well as market conditions. These factors, when considered together, were used as a basis for making compensation decisions on a position by position basis.

        As indicated above, during fiscal 2010, FW Cook assisted the Compensation Committee in assembling and analyzing senior executive compensation data among peer companies. FW Cook also provided insight into the competitive landscape and trends for executive compensation and provided advice with respect to performance-based award criteria in relation to certain equity awards. FW Cook also assisted the Compensation Committee in identifying the peer group of companies used for the competitive analysis. In selecting the peer companies, made up of publicly-traded retail apparel and accessories companies, the Compensation Committee considered factors such as the size and business models of each company, as well as whether such companies may compete with Guess for executive talent. The companies that comprised the peer group for fiscal 2010 were the same as the peer group used for fiscal 2009: Abercrombie & Fitch Co., Aéropostale, Inc., American Eagle Outfitters, Inc., AnnTaylor Stores Corporation, bebe stores, inc., Charlotte Russe Holding, Inc., Chico's FAS, Inc., Coach, Inc., Coldwater Creek, Inc., The Gymboree Corporation, J. Crew Group, Inc., Kenneth Cole Productions, Inc., New York & Company, Inc., Pacific Sunwear of California, Inc., Polo Ralph Lauren Corporation, Quiksilver, Inc., The Talbots, Inc., Urban Outfitters, Inc., and Warnaco Group Inc. We believe these peer group companies provide relevant comparative compensation data for the Company.

        Also during fiscal 2010, as a supplement to the specific peer group information, the Compensation Committee considered broad-based compensation survey data provided by FW Cook for the purpose of obtaining additional general information concerning compensation practices. These surveys were proprietary, represented the practices of a broad array of companies in the general industry and retail-specialty sector and did not represent the practices of selected companies operating in these sectors. Each survey indicated that between 400 and 800 companies had participated in the survey. The companies participating in the surveys were not known to the Compensation Committee prior to or following the analysis and the data was not selected for use based on the specific companies participating in the surveys.

        In each case, the peer company and compensation survey data provided by FW Cook was used by the Compensation Committee as a general reference point in its compensation review. The Compensation Committee does not set compensation levels at any specific level or percentile against this compensation data (i.e., the Compensation Committee does not "benchmark" the Company's executive compensation levels). Instead, as described below, the peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

Current Executive Compensation Program Elements

Base Salaries

        The Compensation Committee reviews and approves base salaries for Named Officers annually and in connection with promotions or other changes in responsibilities. In addition, each of Maurice Marciano, Paul Marciano and Carlos Alberini have entered into employment agreements with the Company that provide for minimum base salaries. For a more complete description of these employment agreements, see "—Description of Employment Agreements" below. The Compensation Committee generally reviews the base salaries for each Named Officer in the first quarter of each year to determine whether any adjustments in salary levels will be made. In light of the general business environment, the Compensation Committee determined that no adjustments in salary levels would be made for fiscal 2010. The amount of base salary paid to each Named Officer for fiscal 2010 is reported in Column (c) of the "Summary Compensation Table" below.

        In December 2008, Maurice Marciano informed the Compensation Committee that, in light of the economic downturn and to reinforce his firm commitment to reducing Company expenses, he wished to voluntarily waive his entire $1,000,000 base salary for fiscal 2010. Upon deliberation, the Compensation Committee agreed to accept Mr. Marciano's offer to waive his base salary for fiscal 2010, provided that his annual bonus opportunities, as well as his SERP and other benefits, continued to be calculated as if Mr. Marciano received 100% of his base salary. In addition, the Compensation Committee directed the Company to restore $49,450 of Mr. Marciano's base salary in order to cover tax withholding amounts due on his non-cash benefits during fiscal 2010. Mr. Marciano took a similar action in 2004, when he voluntarily waived all but $34,615 of his $900,000 base salary for that year.

Annual Cash Incentive Awards

        We believe that a significant portion of compensation for executive officers should be based on Company and individual performance, with the opportunity to earn substantial awards in connection with superior business and individual performance. Annual cash incentive awards are generally granted to the Company's Named Officers under the Company's shareholder-approved Annual Incentive Bonus Plan (the "Bonus Plan"), a performance-based plan intended to motivate key employees by directly linking cash incentive award opportunities to pre-established performance goals. Specific performance criteria that can be used by the Compensation Committee (in its sole discretion) each period are set forth in the Bonus Plan.

        Awards granted under the Bonus Plan are intended to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. As required under Section 162(m), the Compensation Committee establishes the maximum incentive opportunity that may be awarded to each Named Officer under the Bonus Plan. For fiscal 2010, the Compensation Committee determined to establish maximum individual cash awards for Named Officers pursuant to a specific formula tied to the Company's fiscal 2010 earnings from operations. The maximum individual cash award opportunities for Named Officers under this program for fiscal 2010 were as follows: for Paul Marciano, a maximum award opportunity equal to the lesser of 1.15% of fiscal 2010 earnings from operations or 300% of base salary, for Maurice Marciano, a maximum award opportunity equal to the lesser of .86% of fiscal 2010 earnings from operations or 225% of base salary, for Carlos Alberini, a maximum award opportunity equal to the lesser of .37% of fiscal 2010 earnings from operations or 120% of base salary, and for Michael Relich and Dennis Secor, a maximum award opportunity equal to the lesser of .09% of fiscal 2010 earnings from operations or 60% of base salary. For Paul Marciano, Maurice Marciano and Carlos Alberini, the maximum award opportunities expressed above for each executive as a percentage of base salary is provided under their respective employment agreements. For Michael Relich and Dennis Secor, the percentage of base salary above is consistent with the maximum opportunity awarded to each of these executives in recent years and the Compensation Committee believes these maximums continue to be competitive for their positions. The Compensation Committee believed that it would be appropriate to limit each executive's maximum opportunity to a percentage of fiscal 2010 earnings from operations to further link the executives' incentive opportunities to the Company's financial performance. The Compensation Committee believes that earnings from operations is an appropriate financial metric for these purposes and, as described below, for use with respect to the performance-based aspects of our long-term equity incentive awards because earnings from operations is a consistently applied, easily understood and widely used metric that provides an accurate measurement of operating performance by excluding certain non-operational factors.

        Each Named Officer also has a threshold and target incentive amount under the Bonus Plan. These amounts are established as guidelines only, with the Compensation Committee able to exercise negative discretion to award incentives that are above or below such levels (but in all cases within the applicable maximum as described above) based on its subjective assessment of such factors as it deems appropriate. Pursuant to their employment agreements, the threshold incentive amounts for Paul Marciano, Maurice Marciano and Carlos Alberini are 100%, 70% and 40% of their respective base salaries and the target incentive amounts for Paul Marciano, Maurice Marciano and Carlos Alberini are 200%, 140% and 80% of their respective base salaries. The threshold and target incentive amounts as a percentage of base salary for Michael Relich and Dennis Secor have each been set in recent years at 20% for threshold and 40% for target and the Compensation Committee believes these amounts continue to be competitive for their positions.

        In the first quarter of fiscal 2011, the Compensation Committee certified the Company's fiscal 2010 earnings from operations results of $358.8 million, which resulted in a maximum payout opportunity for each Named Officer equal to the corresponding maximum salary percentage set forth above. Once the maximum payout levels were established, the Compensation Committee then determined actual cash payouts for each Named Officer at a level at or below the maximum payout levels based on its subjective assessment of the Company's overall financial performance for fiscal 2010 and each Named Officer's performance and contributions for fiscal 2010. This program was designed to preserve financial flexibility by allowing the Compensation Committee to adjust final cash payouts to reflect the performance of the Company and each of the Named Officers, while maintaining full tax deductibility for performance-based pay under Section 162(m).

        Although the Compensation Committee reviewed the Company's financial results in detail, it did not directly link all or any portion of the Named Officer's cash incentive awards to the achievement or failure to achieve any specific goal or assign a specific weighting to any particular financial measure. Instead, the Compensation Committee considered the financial results in the context of the economic and competitive environment, with a focus on both near-term results and the long-term health and positioning of the Company. In particular, the Compensation Committee reviewed the Company's earnings, revenue, return on invested capital and shareholder return during fiscal 2010 and concluded that the Company achieved a high level of performance during the year. The Compensation Committee also made a subjective evaluation of each individual Named Officer's performance during the fiscal year, taking into account the individual's contributions to the Company's various strategic initiatives, such as team development and talent sustainability, growth initiatives, cost containment efforts and operational initiatives. The Compensation Committee gave no specific weighting to any particular performance measure and evaluated individual performance in a non-formulaic manner.

        Based on its subjective assessment of the Company's performance, as well as its subjective assessment of each Named Officer's individual performance during the year, the Compensation Committee determined to award the maximum amount to Paul Marciano, Maurice Marciano and Michael Relich and between 90% and 95% of the maximum amount to each of Carlos Alberini and

Dennis Secor. The actual cash incentive awards determined by the Compensation Committee for the Named Officers for fiscal 2010 are presented in Column (g) of the "Summary Compensation Table" below. No award amounts were paid in excess of the calculated maximum award opportunities.

Special Cash Incentive Awards for Paul Marciano

        In addition to the annual cash incentive award, the Compensation Committee approved a separate licensing-based cash incentive opportunity under the Company's 2004 Equity Incentive Plan for Paul Marciano for fiscal 2010. This performance-based award, designed to recognize the substantial contributions of Mr. Paul Marciano to the Company's licensing segment results, provides for a cash award equal to 2.4% of earnings from operation of the Company's licensing segment for fiscal 2010, excluding certain specified royalty amounts. Based on performance against this measure, which the Compensation Committee reviewed and certified in the first quarter of fiscal 2011, Mr. Paul Marciano earned and received a cash award of $1,837,155 for fiscal 2010.

        Mr. Paul Marciano also continues to be eligible to receive an additional licensing-based cash incentive in 2012, under a program approved by the Compensation Committee in 2005, based in part upon the Compensation Committee's determination that Mr. Paul Marciano's performance and contributions were essential to the negotiation and execution at that time of several new licensing agreements and extensions on behalf of the Company, including licensing agreements with respect to Guess? watches, eyewear and handbags. The terms of these three license agreements alone provided for special fixed royalty payments to the Company of $92.7 million in the aggregate, in addition to increased standard royalties and other amounts normally associated with the Company's license agreements. Of such special fixed royalty payment amounts, a total of $42.7 million had already been received by the Company at the time of approving this award opportunity, with the remainder to be paid over time under the terms of the three license agreements, including a payment of $35.0 million due to the Company in 2012 (the "2012 Payment"). Although Mr. Paul Marciano's past performance was influential in the Committee's decision to provide him with an opportunity to earn future bonuses, payment of the awards remained subject to the achievement of pre-established licensing performance targets with respect to the fourth quarter of 2005, as well as each of 2006, 2007 and 2008. The remaining cash incentive award opportunity for Mr. Paul Marciano under this program provides for a $3.5 million cash award payable under the Company's 2004 Equity Incentive Plan only upon certification by the Compensation Committee of (i) achievement of a pre-established earnings from operations goal for the Company's licensing segment of $20.0 million for the 2008 calendar year, and (ii) receipt by the Company of the 2012 Payment (the "Multi-Year Licensing Opportunity"). Although the calendar year 2008 performance goal was met and certified, the payment of the related $3.5 million cash award remains contingent on the receipt by the Company of the 2012 Payment.

Long-Term Equity Incentive Awards

        The Company's philosophy is that the Named Officers' long-term compensation should be directly linked to the value provided to our shareholders. Therefore, with the exception of the Multi-Year Licensing Opportunity for Paul Marciano described above, 100% of the Named Officers' long-term compensation is currently awarded in the form of stock options and restricted stock. The number of shares of the Company's Common Stock subject to each annual award is intended to create a meaningful opportunity for stock ownership in light of the Named Officer's current position with the Company, the size of comparable awards to comparable executives at our peer group companies, and the individual's personal performance in recent periods. The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the Company's 2004 Equity Incentive Plan.

        Stock Options.    As noted above, the Company generally makes a portion of its long-term incentive grants to Named Officers in the form of stock options with an exercise price that is equal to the fair market value of the Company's Common Stock on the grant date. Thus, the Named Officers will only realize value on their stock options if our shareholders realize value on their shares. The stock options also function as a retention incentive for our executives as they generally vest over the four year period following the performance period.

        Restricted Stock.    As noted above, the Company generally makes a portion of its long-term incentive grants to Named Officers in the form of restricted stock. The Company has determined that it is generally advisable to grant restricted stock in addition to stock options (and in lieu of larger stock option grants) in order to minimize stock expense to the Company and dilution. The restricted stock awards also function as a retention incentive as they generally vest over the four year period following the performance period and still motivate executives to enhance shareholder value since the ultimate value of the awards is based on the value of the Company's Common Stock.

Annual Performance-Based Equity Awards

        For fiscal 2010, the Compensation Committee determined to establish maximum individual equity awards in the form of stock options and restricted stock for Named Officers pursuant to a specific formula tied to the Company's fiscal 2010 earnings from operations. The maximum individual equity award opportunities for Named Officers under this program for fiscal 2010 were as follows: for Paul Marciano, a maximum stock option award opportunity value equal to the lesser of .22% of fiscal 2010 earnings from operations or 55% of base salary and a maximum restricted stock award opportunity value equal to the lesser of .58% of fiscal 2010 earnings from operations or 150% of base salary; for Maurice Marciano, a maximum stock option award opportunity value equal to the lesser of .43% of fiscal 2010 earnings from operations or 110% of base salary and a maximum restricted stock award opportunity value equal to the lesser of .92% of fiscal 2010 earnings from operations or 240% of base salary, for Carlos Alberini, a maximum stock option award opportunity value equal to the lesser of .16% of fiscal 2010 earnings from operations or 50% of base salary and a maximum restricted stock award opportunity value equal to the lesser of .42% of fiscal 2010 earnings from operations or 135% of base salary, and for Michael Relich and Dennis Secor, a maximum stock option award opportunity value equal to the lesser of .03% of fiscal 2010 earnings from operations or 20% of base salary and a maximum restricted stock award opportunity value equal to the lesser of .09% of fiscal 2010 earnings from operations or 60% of base salary. The Compensation Committee established higher long-term equity incentive opportunities for Paul Marciano, Maurice Marciano and Carlos Alberini than for the other Named Officers in light of their greater levels of responsibility and influence over the Company's business and performance in general, as well as competitive market grant levels for their positions.

        In the first quarter of fiscal 2011, the Compensation Committee certified the Company's fiscal 2010 earnings from operations results of $358.8 million, which resulted in a maximum payout opportunity for each Named Officer equal to the corresponding maximum salary percentages set forth in the prior paragraph. Once the maximum payout levels were established, the Compensation Committee then determined actual equity awards for each Named Officer at a level at or below the maximum payout levels using the same review and subjective assessment of the Company's overall financial performance and the performance and contributions of each of the Named Officers as used for the annual incentive cash award program described in detail under "—Annual Cash Incentive Awards" above. This program was designed to preserve financial flexibility by allowing the Compensation Committee to adjust final equity awards to reflect the performance of the Company and each of the Named Officers, while maintaining full tax deductibility for performance-based awards under Section 162(m) of the Internal Revenue Code.

        Like the annual incentive cash award program, the Compensation Committee gave no specific weighting to any particular performance measure considered for fiscal 2010 for equity awards and evaluated individual performance in a non-formulaic manner. Based on its subjective assessment of the Company's performance, as well as its subjective assessment of each Named Officer's individual performance during the year, the Compensation Committee determined to award the maximum amount to Paul Marciano, Maurice Marciano, Michael Relich and Dennis Secor and approximately 94% of the maximum amount to Carlos Alberini. The award levels were then converted from dollar amounts to shares, with stock options valued using the Black Scholes Model and restricted stock valued at the same price as the Company's unrestricted Common Stock, in each case on a pre-determined measurement date with respect to the grant date. The actual equity awards determined by the Compensation Committee for the Named Officers for fiscal 2010 are presented in footnote 2 to the "Grants of Plan-Based Awards in Fiscal 2010" table below. For fiscal 2010, no award amounts were paid in excess of the calculated maximum award opportunities.

        In accordance with applicable SEC rules, the "Grants of Plan-Based Awards in Fiscal 2010" table below reflects equity awards actually granted by the Company in fiscal 2010. The material terms of the equity awards granted to our Named Officers during fiscal 2010 are described below under "—Description of Plan-Based Awards." Since our equity awards in fiscal 2010 relate to performance in fiscal 2009, the basis for these awards was included in the Compensation Discussion and Analysis section of our proxy statement filed with the SEC on May 19, 2009 with respect to our 2009 annual meeting of shareholders. The equity awards described in the preceding paragraphs, which were awarded in the first quarter of fiscal 2011 based on fiscal 2010 performance, will, in accordance with applicable SEC rules, be reflected in the "Grants of Plan-Based Awards" table included in our proxy statement next year with respect to our 2011 annual meeting of shareholders.

Revised Performance Goals for Special Discretionary Equity Awards Originally Granted in Fiscal 2009

        On October 30, 2008, the Compensation Committee approved a special one-time performance-based stock option award program for select key executives, including Michael Relich and Dennis Secor but excluding the other Named Officers. The Compensation Committee's decision to approve this discretionary program was influenced by its desire to incentivize participants to proactively prepare for the potentially significant challenges that were expected in fiscal 2010 as a result of the global economic downturn, while balancing the potential costs of the program against the expected benefits to participant morale and retention. With input from FW Cook, the Committee selected a performance measure based on the Company's North American operating margin (excluding advertising expenses and asset impairments) for fiscal 2010 as a way to help motivate select members of the management team to identify and achieve significant cost reductions for fiscal 2010. The fiscal 2010 North American operating margin goal was set at 10.7%, a level that the Compensation Committee believed at the time was reasonably likely to be achieved if the Company was able to realize significant cost reductions in North America for fiscal 2010. Under the program, Mr. Relich and Mr. Secor received options to purchase 44,600 and 40,000 shares of the Company's Common Stock, respectively, with performance-based vesting subject to the achievement of the pre-established North American operating margin goal for fiscal 2010.

        During the first quarter of fiscal 2010, the Compensation Committee determined that the North American operating margin goal established in October 2008 was no longer set at an appropriate level given the significant, and greater than previously anticipated, deterioration of the North American economy that had occurred since the goal was established. Therefore, in order to maintain the motivational, retention and other benefits of the program originally sought by the Compensation Committee, the Compensation Committee elected to revise the fiscal 2010 North American operating margin goal downward to 6.2%, a level that the Compensation Committee believed at the time was likely to be achieved if the Company performed in line with its North American business plan for fiscal 2010. Under the terms of the awards, since the Company's North American operating margin (excluding advertising expenses and asset impairments) for fiscal 2010 of 7.7% exceeded the revised performance goal, 25% of the awards vested upon certification by the Compensation Committee during the first quarter of fiscal 2011, with the remaining options scheduled to vest in annual 25% increments on October 30 of 2010, 2011 and 2012. If the revised goal for fiscal 2010 was not met, all such options would have been forfeited.

401(k) Retirement Benefits

        The Company's employees, including the Named Officers, are eligible to participate in its tax-qualified 401(k) plan and are eligible to receive a discretionary matching contribution from the Company after one year of service. In calendar 2009, the Company made a discretionary matching contribution on behalf of each participant equal to 50% of the first 6% of compensation contributed by the participant. These Company contributions can function as a retention incentive as they vest over the first five (5) years of service with the Company. The Named Officers participate in the plan on the same terms as our other participating employees.

Non-Qualified Deferred Compensation Plan

        The Company has maintained a Non-Qualified Deferred Compensation Plan (the "DCP") since January 1, 2006. Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Officers and members of the Board, may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their director fees to be earned during the following calendar year. In addition, the Company may make contributions to "make up" for Company match amounts under the Company's 401(k) plan that cannot be made to Named Officers because of applicable Internal Revenue Code and ERISA limits. The Company may also make other discretionary contributions, although it did not do so for fiscal 2010. The Company believes that providing the Named Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. Information with respect to the Named Officers' participation in the DCP is presented in, and the material terms of the DCP are described following, the "Non-Qualified Deferred Compensation Plan Table—Fiscal 2010" below.

Supplemental Executive Retirement Plan

        The Company has maintained a Supplemental Executive Retirement Plan (the "SERP") since January 1, 2006. The SERP will provide select employees who satisfy certain eligibility requirements with certain benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in prescribed circumstances. The current participants in the SERP are Maurice Marciano, Paul Marciano and Carlos Alberini. Annual benefits available under the SERP ("SERP Benefits") are calculated by multiplying the participant's highest average compensation (including base salary and certain bonuses) during any two of the final three years of employment by a percentage equal to 2.5% for each year of service, subject to a maximum benefit of 60% of such average compensation for Mr. Maurice Marciano and Mr. Paul Marciano and 50% of such average compensation for all other participants, including Mr. Alberini. The Company believes that providing these Named Officers with supplemental pension benefits under the SERP recognizes the substantial past and expected future contributions of the participating Named Officers and can provide a valuable retention incentive.

        Additional information with respect to these Named Officers' participation in the SERP is presented in, and the material terms of the SERP are described following, the "Pension Benefits Table—Fiscal 2010" below. Additional information concerning potential payments under the SERP upon certain terminations or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

Severance and Other Benefits Upon Termination of Employment

        In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, we may need to provide our key executive officers with severance protections upon certain types of termination. These severance protections are negotiated on an individual by individual basis in connection with the negotiation of other employment terms, typically in connection with the entering into of employment agreements or employment offer letters with each Named Officer. Consistent with this approach, the severance protections for each of our Named Officers was negotiated in connection with entering into their current employment agreements or offer letters.

        The Compensation Committee approved employment agreements for each of Maurice Marciano and Paul Marciano, effective as of January 1, 2007 (as further amended and restated effective December 18, 2008 to comply with Section 409A of the Internal Revenue Code, the "Marciano Employment Agreements"), which provide severance protections for Mr. Maurice Marciano and Mr. Paul Marciano. The Compensation Committee determined that the severance provisions of the Marciano Employment Agreements were reasonable in light of the importance to the Company and its shareholders of securing the continued service of Mr. Maurice Marciano and Mr. Paul Marciano.

        The Compensation Committee approved an Employment Agreement with Mr. Alberini, effective August 6, 2007 (as further amended and restated effective December 18, 2008 to comply with Section 409A of the Internal Revenue Code, the "Alberini Employment Agreement"), which provides severance protections for Mr. Alberini. These severance protections were viewed by the Compensation Committee as essential elements of the total compensation package, which was designed to serve as an important retention tool for the Company.

        The employment offer letters for Dennis Secor and Michael Relich also provide certain limited severance protections that the Compensation Committee believes reflect the Company's general policies to attract, retain and motivate executive officers.

        In addition to these individually negotiated severance protections, under the terms of our equity incentive plans, subject to limited exceptions set forth therein, if (i) any person (other than Maurice Marciano and Paul Marciano) acquires more than (a) for equity awards granted prior to September 28, 2007, 20% of the outstanding Common Stock or combined voting power of the Company, and (b) for equity awards granted on or after September 28, 2007, both 35% of the outstanding Common Stock or combined voting power of the Company and more shares than are then held by the Marcianos and their related parties, (ii) certain changes in a majority of the Board of Directors occur over a period of not longer than two years, (iii) shareholders approve certain mergers or consolidations involving more than a 20% change in ownership or certain reorganizations or a sale or other disposition of all or substantially all of the Company's assets, or (iv) the Company is liquidated, then, like all other employees, awards held by Named Officers then-outstanding under the equity incentive plans may (unless otherwise determined by the Compensation Committee) become fully vested or paid, as applicable. Although this vesting will occur whether or not a Named Officer's employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers' ability to realize any further value with respect to the equity awards.

        Additional information concerning potential payments that may be made to the Named Officers in connection with their termination of employment or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

Stock Ownership Guidelines

        In order to encourage stock ownership by senior management and Non-Employee Directors of the Company, the Company maintains Stock Ownership Guidelines, which became effective as of January 1, 2007. The Stock Ownership Guidelines are intended to further align the financial interests of senior management and Non-Employee Directors with those of the Company's shareholders. Under the Stock Ownership Guidelines, certain specified senior executives, including all of the Named Officers, and Non-Employee Directors are required to accumulate, over a five year period, and then retain, the following amounts of Company Common Stock:

Position	Stock Ownership Requirement
Chairman and CEO	Five times annual base salary
President	Four times annual base salary
Select Senior Executives (including all other Named Officers)	Two and one-half times annual base salary
Non-Employee Directors	Five times annual board retainer

        For purposes of satisfying the Stock Ownership Guidelines, the following holdings count toward the required holding amounts: (i) shares owned directly (including through open market purchases, vesting of restricted stock awards or exercise of stock options), (ii) shares held by spouses or children or through certain trusts for the benefit of the participant, a spouse and/or children and (iii) stock option equivalents based on the value of "in-the-money" vested unexercised stock options. Participants will be required to confirm their individual stock holdings and submit a written plan to achieve the applicable ownership requirements within the specified time periods. The Named Officers and Non-Employee Directors are not subject to any additional equity holding period requirements other than the Stock Ownership Guidelines and any applicable equity vesting periods.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a shareholder-approved plan. The Compensation Committee considers the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee's control, also can affect the deductibility of compensation.

        While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The maximum cash and equity opportunity structure under the Company's annual award programs for executive officers is intended to cause the compensation paid thereunder to qualify as performance-based compensation under Section 162(m). From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our shareholders' best interests, such as time vested grants of restricted stock or discretionary bonuses, or as part of initial employment offers.

Compensation Committee
Report on Executive Compensation(1)

        The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the four Non-Employee Directors named at the end of this report, each of whom the Board has determined to be independent as defined by the NYSE listing standards.

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company's Fiscal 2010 Annual Report on Form 10-K and in this Proxy Statement for the 2010 Annual Meeting, each as filed with the SEC.

By the Compensation Committee,
Alex Yemenidjian, Chairman Judith Blumenthal Anthony Chidoni Kay Isaacson-Leibowitz

(1)
SEC filings sometimes "incorporate information by reference." This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee
Interlocks and Insider Participation

        All of the Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2010. No current member of the Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Company's Compensation Committee during the fiscal year ended January 30, 2010.

Summary Compensation Table

        The following table presents information regarding compensation of our Named Officers for services rendered with respect to the covered fiscal years. The Company's fiscal year ends on the Saturday nearest January 31 of each year. As a result, fiscal 2008 ended on February 2, 2008, fiscal 2009 ended on January 31, 2009 and fiscal 2010 ended on January 30, 2010.

Name and Principal Position	Fiscal Period	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)	(j)
Maurice Marciano	2010	49,450	(5)	—	—	1,598,400		2,250,000	1,349,866	384,144	5,631,860
Chairman of the Board	2009	1,000,000		—	2,431,110	1,140,420		—	4,186,708	325,549	9,083,787
	2008	1,000,000		—	1,644,400	798,000		2,207,500	1,115,180	374,408	7,139,488
Paul Marciano	2010	1,000,000		—	—	1,420,800		4,837,155	2,462,407	79,258	9,799,620
Chief Executive Officer	2009	1,000,000		—	846,510	569,380		1,821,237	5,903,946	92,644	10,233,717
and Vice Chairman	2008	1,000,000		—	986,640	478,800		5,942,679	1,050,497	80,966	9,539,582
Carlos Alberini(6)	2010	800,000		—	—	799,200		900,000	470,670	36,086	3,005,956
President and Chief	2009	800,000		—	1,105,050	415,000		—	600,950	55,837	2,976,837
Operating Officer	2008	659,423		—	8,058,200	399,000		906,000	236,748	38,023	10,297,394
Michael Relich	2010	394,500		—	—	660,618	(7)	234,000	—	23,656	1,312,774
Senior Vice President and	2009	386,154		80,000	225,180	425,578	(7)	—	—	21,513	1,138,424
Chief Information Officer	2008	364,352		—	1,194,172	61,845		210,000	—	21,210	1,851,579
Dennis Secor	2010	350,000		—	—	610,800	(7)	190,000	—	23,431	1,174,231
Senior Vice President and	2009	352,492		70,000	333,600	412,800	(7)	—	—	25,127	1,194,019
Chief Financial Officer	2008	334,546		—	98,664	27,930		188,000	—	113,429	762,569

(1)
In accordance with recent changes in the SEC's disclosure rules, the amounts reported in Columns (e) and (f) above reflect the aggregate grant date fair value of stock awards and option awards, respectively, granted during each fiscal year (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussion of equity incentive awards granted during fiscal 2010 contained in Note 17 (Share-Based Compensation) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2010 Annual Report on Form 10-K and (ii) the similar Share-Based Compensation notes contained in the Company's Consolidated Financial Statements, included as part of the Company's Annual Reports on Form 10-K for prior fiscal years as to the equity awards granted during those years. In all cases, the grant-date fair value of awards assumes that the highest level of performance conditions will be achieved. Under general accounting principles, compensation expense with respect to stock awards and option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards.

The SEC's disclosure rules previously required that we present stock award and option award information for fiscal 2009 and fiscal 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC's disclosure rules require that we now present the stock award and option award amounts in the applicable columns of the table above with respect to fiscal 2009 and fiscal 2008 on a similar basis as the fiscal 2010 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC's past disclosure rules, the amounts reported in the table above for stock and option awards in fiscal 2009 and fiscal 2008 differ from the amounts previously reported in our Summary Compensation Table for these years. As a result, each Named Officer's total compensation amounts for fiscal 2009 and fiscal 2008 also differ from the amounts previously reported in our Summary Compensation Table for these years.

(2)
The amounts reported in Column (g) above reflect the aggregate dollar amounts paid to Named Officers as cash incentive awards with respect to performance for the covered fiscal years under the terms of the Bonus Plan and 2004 Equity Incentive Plan. The cash incentive awards reported in Column (g) for each fiscal year were generally paid in the first quarter of the following fiscal year. For example, the payouts for fiscal 2010 were made in the first quarter of fiscal 2011. The amount for fiscal 2010 for Paul Marciano consists of $3,000,000 with respect to the Company's Annual Incentive Bonus Plan and $1,837,155 with respect to Mr. Paul Marciano's special licensing-based cash incentive opportunity under the Company's 2004 Equity Incentive Plan.

(3)
Amounts represent the period to period changes in the actuarial present value of the Named Officer's accrued aggregate pension benefit with respect to the Company's Supplemental Executive Retirement Plan, or SERP. As described in more detail under the

  "Pension Benefits Table—Fiscal 2010" below, benefits under the SERP are determined based on the Named Officer's number of years of service with the Company and the Named Officer's highest average compensation from the Company (including base salary and certain bonuses) during any two of the final three years of employment. Prior to fiscal 2010, Messrs. Maurice and Paul Marciano were fully vested in their SERP benefits and had also attained the maximum years of service with the Company taken into account for SERP purposes (24). The amounts reported in column (h) above are primarily the result of a change in actuarial assumptions, resulting in a year-over-year reduction in the discount rate used to calculate the actuarial present value of accrued benefits under the SERP. The actuarial present value of accrued benefits is based on (i) as of January 30, 2010, a discount rate of 6.0% and the RP 2000 Mortality Table, (ii) as of January 31, 2009, a discount rate of 7.0% and the RP 2000 Mortality Table, and (iii) as of February 2, 2008, a discount rate of 6.50% and the RP 2000 Mortality Table. Participants are assumed to retire at age 65, the plan's earliest termination date with unreduced benefits. The assumptions used are the same as those used for financial reporting purposes and contained in Note 10 (Supplemental Executive Retirement Plan) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2010 Annual Report on Form 10-K. See the "Pension Benefits Table—Fiscal 2010" below. No amounts are included in Column (h) for earnings on deferred compensation under the Company's Non-Qualified Deferred Compensation Plan because the Named Officers do not receive above-market or preferential earnings on compensation that is deferred under this plan. The earnings (losses) that the Named Officers received during fiscal 2010 on compensation deferred under the Non-Qualified Deferred Compensation Plan are reported in the "Non-Qualified Deferred Compensation Plan Table—Fiscal 2010" below.

(4)
Amounts shown in Column (i) for fiscal 2010 consist of, for (i) Maurice Marciano, home security ($311,718), health insurance related expenses ($41,352), automobile expenses, including fuel, maintenance and insurance, and matching contributions to the Company's 401(k) Plan, (ii) Paul Marciano, automobile expenses, including fuel, maintenance and insurance ($36,565), health insurance related expenses, life insurance ($15,400), personal air travel and matching contributions to the Company's 401(k) Plan, (iii) Carlos Alberini, health insurance related expenses, automobile expenses, including insurance, matching contributions to the Company's 401(k) Plan and personal air travel, (iv) Michael Relich, health insurance related expenses and matching contributions to the Company's 401(k) Plan, and (v) Dennis Secor, automobile expenses, health insurance related expenses and matching contributions to the Company's 401(k) Plan. Incremental cost for each item included in Column (i) other than personal air travel and a portion of automobile related expenses was calculated using the actual cost to the Company. Incremental cost to the Company for personal air travel was calculated based on the variable operating costs to the Company for using aircraft leased or chartered by the Company. Fixed costs which do not change based on personal usage were excluded. Incremental cost to the Company for the use of Company-owned automobiles was calculated based on an Internal Revenue Service formula for valuing the use of Company-owned vehicles.

(5)
Maurice Marciano voluntarily waived his entire $1,000,000 base salary for fiscal 2010. The reported amount represents base salary paid in order to cover tax withholding amounts due on Mr. Maurice Marciano's non-cash benefits during fiscal 2010, as described in more detail under "Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Base Salaries" above.

(6)
As previously announced, Carlos Alberini has resigned, effective June 1, 2010, from his positions as President and Chief Operating Officer of the Company. Mr. Alberini will continue to serve as a non-employee member of the Board of Directors.

(7)
The fiscal 2009 option award values for Michael Relich and Dennis Secor include $349,218 and $313,200, respectively, with respect to a special one-time performance-based stock option award granted on October 30, 2008. The fiscal 2010 option award values for Michael Relich and Dennis Secor include the incremental fair value of $483,018 and $433,200, respectively, with respect to these same awards as a result of a revision to the performance goal applicable to the awards during this period, as described in more detail under "Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Long-Term Equity Incentive Awards—Revised Performance Goals for Special Discretionary Equity Awards Originally Granted in Fiscal 2009" above.

Compensation of Named Officers

        The "Summary Compensation Table" above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in fiscal 2010, fiscal 2009 and fiscal 2008. The primary elements of each Named Officer's total compensation reported in the table are base salary, long-term equity incentives consisting of restricted stock and stock options, cash incentive compensation and, for certain officers, the change in pension value relating to the Company's SERP. Named Officers also earned or were paid the other benefits listed in Column (i) of the "Summary Compensation Table," as further described in footnote (4) to the table.

        The "Summary Compensation Table" should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer's employment agreement or employment offer letter is provided immediately following this paragraph. The "Grants of Plan-Based Awards in Fiscal 2010" table, and the description of the material terms of the stock options and restricted stock that follows it, provides information regarding the long-term equity incentives awarded to Named Officers in fiscal 2010. The "Outstanding Equity Awards at Fiscal 2010 Year-End" and "Option Exercises and Stock Vested in Fiscal 2010" tables provide further information on the

Named Officers' potential realizable value and actual value realized with respect to their equity awards. The "Pension Benefits Table—Fiscal 2010" and related description of the material terms of our SERP describe each Named Officer's retirement benefits under our SERP to provide context to the amounts listed in the "Summary Compensation Table." The discussion under "—Potential Payments Upon a Termination or Change in Control" below is intended to further explain the potential future payments that are, or may become, payable to our Named Officers under certain circumstances.

Description of Employment Agreements

        The following is a description of the terms of the employment agreements and employment offer letters with our Named Officers.

Maurice Marciano and Paul Marciano

        The Company has entered into employment agreements with each of Maurice Marciano and Paul Marciano (the "Marcianos"). The terms of the Marciano Employment Agreements were negotiated by the Compensation Committee with each of the Marcianos prior to the January 1, 2007 effective date of the agreements. The Marciano Employment Agreements replaced the existing employment agreements with the Marcianos that were originally entered into as of August 13, 1996 in connection with the Company's initial public offering.

        Subject to certain termination provisions, the Marciano Employment Agreements provide for initial terms of employment extending until the last day of the Company's 2012 fiscal year, provided that the term will automatically be extended for successive additional one fiscal year periods unless either the executive or the Company gives written notice of its intent not to extend the term at least 90 days prior to the expiration of the then-current term.

        Mr. Maurice Marciano's Employment Agreement provides for the following compensation and benefits:

  •
  base salary at the annual rate of $1,000,000 (subject to annual review);

  •
  an annual incentive bonus opportunity based on a bonus range, and on the achievement of performance criteria, to be established by the Compensation Committee, provided that the target bonus will equal at least 140% of base salary, the threshold bonus will equal one-half of the target bonus and the maximum bonus will not exceed 225% of base salary;

  •
  an annual grant of restricted shares of Common Stock ("performance shares") with a target value of 110% of base salary and a maximum value of 240% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's then standard vesting schedule applicable to performance shares;

  •
  an annual grant of stock options ("performance options") with a grant date Black Scholes value of 110% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's standard vesting schedule applicable to performance options;

  •
  lifetime retiree medical, dental and vision coverage for the executive and his eligible family members following a termination of employment (except in the event of a termination for "cause" (as defined therein), in which case such benefits are not payable); and

  •
  participation in the Company's other benefit plans and policies on terms consistent with those generally applicable to the Company's other senior executives (including, without limitation, continued participation in the SERP, vacation benefits, automobile allowance and other perquisites).

        Mr. Paul Marciano's Employment Agreement provides for the same compensation and benefits described above for Mr. Maurice Marciano, except that (i) his annual incentive bonus opportunity will have a target value equal to at least 200% of base salary, a threshold value equal to one-half of the target bonus and a maximum value not to exceed 300% of base salary; (ii) his annual grant of performance shares will have a target value of 55% of base salary and a maximum value of 82.5% of base salary (which was increased in fiscal 2009 to a target value of 100% of base salary and a maximum value of 150% of base salary in order to better align his performance share opportunity with his position and responsibilities); and (iii) his annual grant of performance options will have a grant date Black Scholes value of 55% of base salary. In addition to these benefits, Mr. Paul Marciano's Agreement provides for the continuation of the Multi-Year Licensing Opportunity. Mr. Paul Marciano also received an employment inducement award of 1,000,000 shares of restricted stock. Such shares are eligible to become vested at a rate of 20% per year over the five 12-month fiscal years commencing on or after the January 1, 2007 grant date based on the achievement of pre-determined targeted annual earnings per share growth during the performance period or, in the event that the targeted annual earnings per share growth is not achieved for any such fiscal year, if the cumulative compound average earnings per share growth exceeds a targeted level of cumulative compound earnings per share growth for any such 12-month fiscal year during the performance period. For each of the first three fiscal years, the annual target for growth in earnings per share was set at 15% as compared to the immediately preceding fiscal year and the cumulative target was set at a 15% rate of cumulative compound average earnings per share growth. The annual and cumulative targets for the fourth fiscal year were set during the first quarter of fiscal 2011 at 12.9% and 15%, respectively. The annual and cumulative targets for the fifth fiscal year will be set at a rate of earnings per share growth determined by the Compensation Committee no later than the end of the first quarter of such fiscal year. In addition, the Company will purchase, and will pay the premiums for, life insurance coverage on Mr. Paul Marciano's life with the executive (or a trust established by the executive) as the owner of the policy and with the right to designate the beneficiary. The Compensation Committee may, in its sole discretion, award additional bonuses to the Marcianos. The Marciano Employment Agreements also provide for severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Maurice Marciano and Paul Marciano" below for a description of the material terms of these benefits.

Carlos Alberini

        The Company has entered into an employment agreement with Carlos Alberini, which became effective August 6, 2007. Subject to certain termination provisions, the Alberini Employment Agreement provides for an initial term of employment extending until the last day of the Company's 2012 fiscal year, provided that the term will automatically be extended for successive additional one fiscal year periods unless either the executive or the Company gives written notice of its intent not to extend the term at least 90 days prior to the expiration of the then-current term.

        The Alberini Employment Agreement provides for the following compensation and benefits:

  •
  annual base salary of $800,000 (subject to annual review);

  •
  an annual incentive bonus opportunity based on a bonus range, and on the achievement of performance criteria, to be established by the Compensation Committee, provided that the target bonus will equal at least 80% of base salary, the threshold bonus will equal one-half of the target bonus and the maximum bonus will not exceed 120% of base salary;

  •
  an annual grant of restricted shares of Common Stock ("performance shares") with a target value of 90% of base salary and a maximum value of 135% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's then standard vesting schedule applicable to performance shares;

  •
  an annual grant of stock options ("performance options") with a grant date Black Scholes value of 50% of base salary, such grants to be based on the achievement of annual performance criteria to be established by the Compensation Committee and subject to the Company's standard vesting schedule applicable to performance options;

  •
  participation in the Company's benefit plans and policies on terms consistent with those generally applicable to the Company's other senior executives (including, without limitation, continued participation in the SERP, vacation benefits, automobile allowance and other perquisites); and

  •
  an employment inducement award of 150,000 shares of restricted Company stock with performance-based vesting over a four and one-half year term.

        The grant of 150,000 shares of restricted Company stock is eligible to become vested at a rate of 20% over each of five periods consisting of the second half of fiscal 2008 and the following four whole fiscal years, based on the achievement of pre-determined targeted earnings per share growth during the performance period or, in the event that the targeted earnings per share growth is not achieved for any such fiscal period, if the cumulative compounded average earnings per share growth exceeds a targeted level of cumulative compounded earnings per share growth for any such fiscal year during the performance period. For each of the first three fiscal periods, the annual target growth in earnings per share was set at 15% as compared to the immediately preceding corresponding fiscal period and the cumulative target was set at a 15% rate of cumulative compounded average earnings per share growth. The annual and cumulative targets for the fourth fiscal period were set during the first quarter of fiscal 2011 at 12.9% and 15%, respectively. The annual and cumulative targets for the fifth fiscal period will be set at a rate of earnings per share growth determined by the Compensation Committee no later than the end of the first quarter of such fiscal period.

        The Alberini Employment Agreement also provides for certain severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Other Named Officers" below for a description of the material terms of these benefits.

Michael Relich

        In connection with his appointment as Senior Vice President and Chief Information Officer of the Company, Michael Relich and the Company executed an employment offer letter dated February 20, 2004 (the "Relich Letter"). The Relich Letter provides for an initial base salary of $325,000 per year and annual bonuses to be determined in accordance with the Company's executive incentive programs. The Relich Letter also provides for certain severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Other Named Officers" below for a description of the material terms of these benefits.

Dennis Secor

        In connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, Dennis Secor and the Company executed an employment offer letter on June 9, 2006 (the "Secor Letter"). The Secor Letter provides for an initial base salary of $325,000 per year, an annual target cash bonus equal to 40% of his base salary and an annual target equity award equal to 60% of his base salary, each determined in accordance with the Company's executive incentive programs. Mr. Secor will also be eligible to participate in the Company's 401(k) plan and DCP and will be entitled to receive other benefits normally provided to senior executives, including participation in health, disability and life insurance programs maintained by the Company. In addition, the Secor Letter provides for a car allowance of $800 per month and certain specified relocation expenses incurred as a result of his relocation to the Los Angeles area. The Secor Letter also provides for certain severance payments and benefits upon a termination of employment. See "—Potential Payments upon Termination or Change in Control—Other Named Officers" below for a description of the material terms of these benefits.

Grants of Plan-Based Awards in Fiscal 2010

        The following table presents information regarding the equity and non-equity incentive awards granted to the Named Officers during fiscal 2010 under the Company's 2004 Equity Incentive Plan and Bonus Plan. The material terms of each grant are described below under "—Description of Plan-Based Awards."

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Option Awards: Number of Securities Underlying Options (#)(2)			Grant Date Fair Value of Stock and Option Awards ($)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)
(a)	(b)	(c)	(d)		(e)		(f)		(g)	(h)
Maurice Marciano	4/14/09	—	—		—		180,000		22.03	1,598,400
	4/28/09	700,000	1,400,000		2,250,000		—		—	—
Paul Marciano	4/14/09	—	—		—		160,000		22.03	1,420,800
	4/28/09	1,000,000	2,000,000		3,000,000		—		—	—
	4/28/09	—	1,821,237	(3)	5,000,000	(3)	—		—	—
Carlos Alberini	4/14/09	—	—		—		90,000		22.03	799,200
	4/28/09	320,000	640,000		960,000		—		—	—
Michael Relich	4/14/09	—	—		—		20,000		22.03	177,600
	4/28/09	78,000	156,000		234,000		—		—	—
	4/28/09	—	—		—		44,600	(4)	21.62	483,018
Dennis Secor	4/14/09	—	—		—		20,000		22.03	177,600
	4/28/09	70,000	140,000		210,000		—		—	—
	4/28/09	—	—		—		40,000	(4)	21.62	433,200

(1)
Amounts with respect to April 28, 2009 reflect target and maximum cash incentive award opportunities for the fiscal 2010 performance period. The maximum amounts represent the highest payout available to participants based on a specific formula tied to the Company's fiscal 2010 earnings from operations. After the fiscal year was complete, the results were certified and maximum potential award levels were calculated. The Compensation Committee then determined the actual award amount at a level at or below the maximum potential award based on a discretionary quantitative and qualitative assessment of individual and Company performance. The threshold and target amounts set forth in the table are guidelines only and not determined based on the achievement of any specific criteria. For more details, see "—Current Executive Compensation Program Elements—Annual Cash Incentive Awards" above. The actual cash amounts paid during fiscal 2011 with respect to fiscal 2010 are reported in Column (g) of the "Summary Compensation Table."

(2)
The Compensation Committee's practice has been to grant annual equity awards based on performance in the preceding fiscal year. In the first quarter of fiscal 2010, the Compensation Committee reviewed the Company's performance with respect to pre-established performance goals for fiscal 2009, certified the level of performance achieved and determined that because the Company's reported earnings per share result for fiscal 2009 of $2.28 was below the threshold goal of $2.45, the Named Officers did not qualify for performance-based equity incentive awards. However, on April 14, 2009, the Compensation Committee elected to grant discretionary option awards to the Named Officers with respect to fiscal 2009 performance as reported in Column (f) above. Since these equity awards related to performance in fiscal 2009, the basis for these awards was included in the "Compensation Discussion and Analysis" section of our proxy statement filed with the SEC on May 19, 2009 with respect to our 2009 annual meeting of shareholders.

  For fiscal 2010, the Compensation Committee established maximum individual equity award opportunities in the form of stock options and restricted stock for Named Officers pursuant to a specific formula tied to the Company's fiscal 2010 earnings from operations. After the fiscal year was complete, the Compensation Committee certified the Company's fiscal 2010 earnings from operations results of $358.8 million, which resulted in a maximum payout opportunity for each Named Officer as described in "—Current Executive Compensation Program Elements—Long-Term Equity Incentive Awards—Annual Performance-Based Equity Awards" above. The Compensation Committee then determined the actual equity award amounts at a level at or below the maximum potential equity award based on a discretionary quantitative and qualitative assessment of individual and Company performance.

  The total number of stock options and restricted shares, and corresponding value on the date of grant, approved by the Compensation Committee and granted on April 29, 2010 with respect to fiscal 2010 performance were as follows: (i) Maurice Marciano, 48,900 restricted shares and options to purchase 67,900 shares, with an aggregate grant-date value of $3,391,359, (ii) Paul Marciano, 30,500 restricted shares and options to purchase 33,900 shares, with an aggregate grant-date value of $1,984,884, (iii) Carlos Alberini, 21,000 restricted shares and options to purchase 22,000 shares, with an aggregate grant-date value of $1,345,953, (iv) Michael Relich, 4,750 restricted shares and options to purchase 4,800 shares, with an aggregate grant-date value of $301,723, and (v) Dennis Secor, 4,250 restricted shares and options to purchase 4,300 shares, with an aggregate grant-date value of $270,044. None of these award amounts exceeded the calculated maximum award opportunities.

(3)
On April 28, 2009, the Compensation Committee approved a separate cash incentive opportunity for Paul Marciano under the 2004 Equity Incentive Plan based on a percentage of the Company's fiscal 2010 licensing segment operating income, excluding certain specified amounts. The target incentive amount reported above is an estimate based on the Company's licensing segment operating income in fiscal 2009 and the maximum incentive amount reported above assumes the receipt by Mr. Paul Marciano of the maximum performance-based cash awards that may be awarded to any recipient with respect to any given year under the 2004 Equity Incentive Plan. The actual cash amount paid during fiscal 2011 with respect to fiscal 2010 was $1,837,155.

(4)
On October 30, 2008, Michael Relich and Dennis Secor received special one-time performance-based grants of options to purchase 44,600 and 40,000 shares, respectively. On April 28, 2009, the Compensation Committee elected to revise the performance goal for these awards downward. As a result, the April 28, 2009 options reported in the table above represent the same options that were originally granted on October 30, 2008 and the grant date fair value represents the incremental fair value associated with those same awards as a result of a revision to the performance goal. See also "Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Long-Term Equity Incentive Awards—Revised Performance Goals for Special Discretionary Equity Awards Originally Granted in Fiscal 2009" above.

Description of Plan-Based Awards

        During fiscal 2010, each Named Officer was awarded a time-based stock option award, a time-based restricted stock award and a cash incentive award. Each of these awards was granted under, and is subject to the terms of, the 2004 Equity Incentive Plan or the Bonus Plan. The plans are administered by the Compensation Committee.

Stock Options

        Each stock option reported in Column (f) of the table above was granted with a per-share exercise price equal to the closing price of a share of the Company's Common Stock on the NYSE on the grant date. Since the April 28, 2009 performance stock options were originally granted on October 30, 2008, the per-share exercise price for those options is equal to the closing price of a share of the Company's Common Stock on October 30, 2008.

        The stock options granted to our Named Officers on April 14, 2009 are scheduled to vest in four equal installments, with 25% of the options vesting on December 31 of 2009, 2010, 2011 and 2012. Since the fiscal 2010 performance goals for the stock options granted on October 30, 2008 and revised on April 28, 2009 were achieved, 25% of the awards vested upon certification by the Compensation Committee during the first quarter of fiscal 2011, with the remaining options scheduled to vest in annual 25% increments on October 30 of 2010, 2011 and 2012. Each of the stock options awards listed in the table above has a term of ten (10) years. Outstanding options, however, may terminate earlier in connection with a termination of the Named Officer's employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the stock option will immediately terminate upon a termination of the Named Officer's employment. The Named Officer will generally have sixty (60) days to exercise the vested portion of the stock option following a termination of employment. This period is extended to twelve (12) months if the termination is on account of the Named Officer's death, permanent disability or retirement. Each stock option award is evidenced by an award agreement that sets forth the specific terms and conditions of the award, not inconsistent with the terms of the 2004 Equity Incentive Plan.

Restricted Stock

        No restricted stock awards were granted to Named Officers during fiscal 2010.

        Generally, Named Officers are entitled to voting and dividend rights with respect to restricted stock awards. Any stock dividends issued with respect to restricted shares are generally subject to the same vesting and other terms and conditions as the original restricted shares to which they relate. If a Named Officer's employment terminates for any reason, any unvested restricted shares as of the termination date will generally be forfeited. Each restricted stock award is evidenced by an award agreement that sets forth the specific terms and conditions of the restricted stock award, not inconsistent with the terms of the 2004 Equity Incentive Plan.

Non-Equity Incentive Plan Awards

        With respect to fiscal 2010 performance, the Company granted non-equity incentive plan awards to its Named Officers. In the first quarter of fiscal 2011, the Compensation Committee reviewed the Company's performance with respect to the pre-established performance goals, certified the level of performance and the resulting maximum award opportunities and determined the actual final cash amounts as described above under "—Current Executive Compensation Program Elements—Annual Cash Incentive Awards" and "—Special Cash Incentive Awards for Paul Marciano" and as set forth in Column (g) of the "Summary Compensation Table."

Outstanding Equity Awards at Fiscal 2010 Year-End

        The following table presents information regarding the outstanding equity awards held by each Named Officer as of January 30, 2010, including the vesting dates for the portions of these awards that had not vested as of that date.

							Stock Awards(2)
										Equity Incentive Plan Awards: Market or Pay Out Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
			Option Awards(1)
								Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Maurice Marciano	3/6/06		35,850	—	18.10	3/6/16	—	—	—	—
	3/19/07	(4)	20,000	20,000	41.12	3/19/17	20,000	794,200	—	—
	4/3/08	(5)	34,350	34,350	41.71	4/3/18	29,150	1,157,547	—	—
	4/14/09	(6)	45,000	135,000	22.03	4/14/19	—	—	—	—
Paul Marciano	2/26/04		100,000	—	7.795	2/26/14	—	—	—	—
	6/20/05		50,000	—	8.68	6/20/15	—	—	—	—
	3/6/06		115,400	—	18.10	3/6/16	—	—	—	—
	1/1/07	(7)	—	—	—	—	—	—	600,000	23,826,000
	3/19/07	(4)	12,000	12,000	41.12	3/19/17	12,000	476,520	—	—
	4/3/08	(5)	17,150	17,150	41.71	4/3/18	10,150	403,057	—	—
	4/14/09	(6)	40,00	120,000	22.03	4/14/19	—	—	—	—
Carlos Alberini	3/6/06		12,200	—	18.10	3/6/16	—	—	—	—
	3/19/07	(4)	10,000	10,000	41.12	3/19/17	10,000	397,100	—	—
	8/6/07	(7)	—	—	—	—	—	—	90,000	3,573,900
	4/3/08	(5)	12,500	12,500	41.71	4/3/18	13,250	526,158	—	—
	4/14/09	(6)	22,500	67,500	22.03	4/14/19	—	—	—	—
Michael Relich	6/20/05		5,000	—	8.68	6/20/15	—	—	—	—
	3/6/06		1,700	—	18.10	3/6/16	—	—	—	—
	3/19/07	(4)	1,550	1,550	41.12	3/19/17	2,600	103,246	—	—
	9/28/07	(8)	—	—	—	—	10,000	397,100	—	—
	4/3/08	(5)	2,300	2,300	41.71	4/3/18	2,700	107,217	—	—
	10/30/08	(9)	—	44,600	21.62	10/30/18	—	—	—	—
	4/14/09	(6)	5,000	15,000	22.03	4/14/19	—	—	—	—
Dennis Secor	7/5/06	(10)	—	10,000	20.175	7/5/16	7,500	297,825	—	—
	3/19/07	(4)	700	700	41.12	3/19/17	1,200	47,652	—	—
	4/3/08	(5)	3,000	3,000	41.71	4/3/18	4,000	158,840	—	—
	10/30/08	(9)	—	40,000	21.62	10/30/18	—	—	—	—
	4/14/09	(6)	5,000	15,000	22.03	4/14/19	—	—	—	—

(1)
Each award reported in the table above with a grant date on or before May 3, 2004 was granted under, and is subject to, the Company's 1996 Equity Incentive Plan. Each stock option grant reported in the table above with a grant date after May 3, 2004 was granted under, and is subject to, the Company's 2004 Equity Incentive Plan. The option expiration date shown in Column (f) above is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances described below. For each Named Officer, the unexercisable options shown in Column (d) above were unvested as of January 30, 2010 and will generally terminate if the Named Officer's employment terminates prior to scheduled vesting.

The exercisable options shown in Column (c) above, and any unexercisable options shown in Column (d) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Officer's employment terminates. Unless exercised, exercisable stock options will generally terminate within 60 days after the date of termination of employment. However, if a Named Officer retires (upon reaching age 55), dies or becomes totally disabled while employed with the Company, exercisable stock options will generally remain exercisable for one year following such event. The options may become fully vested if there is a change in control of the Company, as described in more detail above under "—Current Executive Compensation Program Elements—Severance and Other Benefits Upon Termination of Employment."

(2)
The stock awards may be subject to accelerated vesting in connection with a change in control of the Company, as described in more detail above under "—Current Executive Compensation Program Elements—Severance and Other Benefits Upon Termination of Employment." Except as otherwise indicated therein or as described in the following sentence, unvested stock awards will generally be forfeited if a Named Officer's employment terminates. In addition, the January 1, 2007 award to Paul Marciano and the August 6, 2007 award to Carlos Alberini will become fully vested as a result of a termination by the Company without "cause" or by the executive for "good reason" and, for Mr. Paul Marciano, in the event of death or disability.

(3)
The market value of stock awards reported in Columns (h) and (j) is computed by multiplying the number of shares of stock reported in such Columns by $39.71, the closing market price of the Company's Common Stock on January 29, 2010, the last trading day of fiscal 2010.

(4)
Awards vest in four equal installments on January 31, 2008, 2009, 2010 and 2011.

(5)
Awards vest in four equal installments on December 31, 2008, 2009, 2010 and 2011.

(6)
Awards vest in four equal installments on December 31, 2009, 2010, 2011 and 2012.

(7)
The awards granted on January 1, 2007 to Paul Marciano and August 6, 2007 to Carlos Alberini were each made as special employment inducement awards in connection with the execution of new employment agreements with the respective executives. Each award is subject to performance-based vesting at a rate of 20% per period over five periods through fiscal 2012, based on the achievement of targeted earnings per share growth during the performance period or, in the event that the targeted earnings per share growth is not achieved for any such fiscal period, if the cumulative compounded average earnings per share growth exceeds a targeted level of cumulative compounded earnings per share growth for any such fiscal year during the performance period.

(8)
Awards vest in four equal installments on September 28, 2008, 2009, 2010 and 2011.

(9)
Under the terms of the awards, since the Company's North American operating margin (excluding advertising expenses and asset impairments) for fiscal 2010 exceeded the performance goal, 25% of the awards vested in the first quarter of fiscal 2011, with the remaining options scheduled to vest in annual 25% increments on October 30 of 2010, 2011 and 2012.

(10)
Awards vest in four equal installments on July 5, 2007, 2008, 2009 and 2010.

Option Exercises and Stock Vested in Fiscal 2010

        The following table presents information regarding (i) the exercise of stock options by Named Officers during fiscal 2010 and (ii) the vesting during fiscal 2010 of stock awards previously granted to the Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Maurice Marciano	207,550	6,161,075	30,475	1,289,093
Paul Marciano	—	—	214,775	5,030,983
Carlos Alberini	212,000	7,020,673	39,575	1,065,923
Michael Relich	—	—	7,250	279,075
Dennis Secor	22,000	315,242	9,500	269,550

(1)
The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of the Company's Common Stock to which the exercise of the option related, by (ii) the difference between the fair market value of the shares at the time of exercise and the exercise price of the options. The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company's Common Stock on the vesting date.

Non-Qualified Deferred Compensation Plan Table—Fiscal 2010

        The following table sets forth summary information regarding contributions to, earnings on, withdrawals from and account balances under the Company's Non-Qualified Deferred Compensation Plan, or DCP, for and as of the fiscal year ended January 30, 2010.

Name	Executive Contributions In Last Fiscal Year ($)(1)	Company Contributions In Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)
Maurice Marciano	467	—	940,212	1,833,019	274,350
Paul Marciano	2,820	—	1,229,663	2,651,691	13,508
Carlos Alberini	197,996	—	811,297	880,965	1,869,207
Michael Relich	87,542	—	64,805	39,894	260,018
Dennis Secor	62,628	—	20,384	—	109,341

(1)
Reflects base salary and/or cash bonus amounts contributed to the DCP by the Named Officers during fiscal 2010. Accordingly, these amounts are also included in Column (c) or (g), as applicable, of the "Summary Compensation Table" above.

(2)
There were no discretionary Company contributions with respect to any of the Named Officers under the DCP during fiscal 2010.

(3)
Under the DCP, a participant may elect at the time he or she elects to defer compensation under the plan to have the benefits resulting from that deferral paid out on a specified date in the future. These amounts reflect such scheduled distributions. That is, these amounts represent distributions of benefits that the participant elected, at the time of his original deferral for a year prior to fiscal 2010, be paid out on a date that occurred during fiscal 2010.

        Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Officers, and members of the Board may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their director fees to be earned during the following calendar year. In addition, the Company may make contributions to "make up" for Company match amounts under the Company's 401(k) plan that cannot be made to Named Officers because of applicable tax and ERISA limits.

        Account balances are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to their deferrals. Amounts credited with respect to lost 401(k) match amounts are subject to the same vesting requirements provided in the Company's 401(k) plan and amounts credited with respect to discretionary Company contributions are subject to vesting requirements, if any, imposed on such amounts by the Company. Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment, retirement, disability, death, change in control of the Company or upon another previously determined scheduled distribution date, in a lump sum or installments pursuant to elections made under the rules of the DCP. For the Named Officers, Section 409A of the Internal Revenue Code requires that distributions may not occur earlier than six months following the Named Officer's termination of employment. The DCP is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. The Company has purchased corporate-owned life insurance to help offset this liability. The Company did not make any discretionary contributions under the DCP during fiscal 2010.

Pension Benefits Table—Fiscal 2010

        The following table presents information regarding the present value, computed as of January 30, 2010, of accumulated benefits that may become payable to the Named Officers under the Company's Supplemental Executive Retirement Plan, or SERP, the Company's only defined benefit pension plan.

Name(1)	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Maurice Marciano	SERP	24	14,549,674	—
Paul Marciano	SERP	24	20,623,581	—
Carlos Alberini	SERP	9	1,911,303	—

(1)
Neither Michael Relich nor Dennis Secor was eligible to participate in the SERP during the covered periods.

(2)
The amounts in this Column represent the actuarial present value, computed as of January 30, 2010, of the Named Officer's accrued aggregate pension benefit with respect to the SERP. The actuarial present value of accrued benefits is based on a discount rate of 6.0% and the RP 2000 Mortality Table. Participants are assumed to retire at age 65, the plan's earliest termination date with unreduced benefits. The assumptions used are the same as those used for financial reporting purposes and contained in Note 10 (Supplemental Executive Retirement Plan) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2010 Annual Report on Form 10-K.

        The Company maintains the SERP to provide certain executives with benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in certain prescribed circumstances. The current participants in the SERP are Maurice Marciano, Paul Marciano and Carlos Alberini.

        Annual benefits available under the SERP, or SERP Benefits, are calculated by multiplying the participant's highest average compensation (including base salary and certain bonuses) during any two of the final three years of employment by a percentage equal to 2.5% for each year of service, subject to a maximum benefit of 60% of such average compensation for Maurice Marciano and Paul Marciano and 50% of such average compensation for all other participants, including Carlos Alberini. Bonus amounts earned by Mr. Paul Marciano under the Multi-Year Licensing Opportunity (as more fully described under "—Special Cash Incentive Awards for Paul Marciano" above) will not count toward Mr. Paul Marciano's average compensation amount for purposes of calculating SERP Benefits. SERP Benefits are also subject to a vesting schedule. At January 30, 2010, Mr. Maurice Marciano and Mr. Paul Marciano were each credited with the maximum permitted twenty-four years of service (at which time, each of the executives had served approximately twenty-eight years) and were fully vested in their SERP Benefits and Mr. Alberini was credited with nine years of service (reflecting his actual years of service) and was 80% vested in his SERP Benefits. Mr. Alberini incrementally vests in his SERP Benefits at the rate of 20% per year of SERP participation. Notwithstanding any vesting schedule, SERP Benefits become fully vested upon Mr. Alberini's death or disability or upon a change in control of the Company.

        SERP Benefits are generally payable over the lifetime of the participant, subject to the advance election by each participant to receive an actuarial equivalent in the form of a ten or fifteen year term-certain life annuity or a joint and 50% survivor annuity. The SERP Benefit amounts will be reduced by the amount of a participant's estimated Social Security benefits. If a participant retires on or after reaching the age of 65, his SERP Benefit will begin to be paid in the form selected by the participant. If a participant's employment is terminated prior to reaching the age of 65, his or her SERP Benefit will cease to accrue and he will begin to be paid in the form selected by the participant, commencing following the attainment of age 65. Upon a participant's death or disability, the participant or his beneficiaries will generally be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit. The SERP provides that if a participant experiences a termination of employment within twelve months following a change in control of the Company, the participant will be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit as if such benefit had been completely vested following such termination. Additional information concerning potential payments under the SERP upon certain terminations or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

Potential Payments Upon Termination or Change in Control

        The following section describes the benefits that may become payable to each of our Named Officers in connection with a termination of their employment and/or a change in control of the Company. As prescribed by SEC rules, in calculating the amounts of any potential payments to the Named Officers described below, we have assumed that the termination and/or change in control occurred on the last business day of fiscal 2010 and that the price per share of our Common Stock was equal to the closing price on the NYSE on that date. The benefits described below do not include any amounts with respect to fully vested SERP, DCP or 401(k) benefits or fully vested unexercised stock options where no additional benefit is provided thereunder to the Named Officer as a result of a termination or change in control. In addition to the change in control and termination benefits described below, outstanding equity-based awards held by our Named Officers may also be subject to accelerated vesting in connection with certain changes in control of the Company under the terms of our equity incentive plans, as reflected in the tables below.

Maurice Marciano and Paul Marciano

        The Marciano Employment Agreements with each of Maurice Marciano and Paul Marciano provide that if the executive's employment with the Company is terminated by the Company without cause (which includes a notice of non-renewal by the Company that would result in the expiration of the employment term prior to the executive's 65th birthday) or by the executive for good reason (which includes a termination of employment for any or no reason during the 30-day period commencing six months after a change in control), subject to the executive delivering a valid release of claims in favor of the Company, the executive will be entitled to receive separation benefits equal to (i) a lump sum payment equal to three times the sum of the executive's base salary and then target annual bonus ("Cash Severance"); (ii) any unpaid base salary and bonus earned with respect to any fiscal year ending on or preceding the date of termination, accrued vacation, reimbursement for any unreimbursed business expenses, and all other payments or benefits to which the executive may be entitled (collectively, the "Accrued Amounts"); (iii) a pro-rata portion of the executive's bonus for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon actual performance had employment continued through the end of the year; (iv) two years of additional service credit and age for benefit accrual, early retirement reduction and vesting purposes under the SERP; and (v) for Mr. Paul Marciano, an additional $3.5 million if the termination occurs before December 31, 2012 and the accelerated vesting of the unvested portion of his 1,000,000 share special employment inducement award. In such circumstances, in addition to the benefits described above, the Company, in its sole discretion, will have the option to enter into a two-year consulting agreement with the executive providing for annual compensation at a rate of 50% of the executive's base salary.

        If the executive's employment with the Company terminates on account of the executive's death, total disability or voluntary retirement, the Marciano Employment Agreements provide that the executive will be entitled to (i) the Accrued Amounts; and (ii) a pro-rata portion of the executive's bonus (including a pro-rata Multi-Year Licensing Opportunity for Mr. Paul Marciano except in the case of retirement) for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon targeted performance had employment continued through the end of the year; and (iii) in the case of a voluntary retirement, the Company will enter into a two-year consulting agreement with the executive providing for annual compensation at a rate of 50% of the executive's base salary. In addition, in the event of death or disability, the unvested portion of the 1,000,000 share special employment inducement award for Mr. Paul Marciano will become fully vested.

        Should an executive's benefits (whether under an employment agreement or any other plan or arrangement) be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the Marciano Employment Agreements, as in effect since January 1, 2007, provide that the Company will make an additional payment to the executive so that the net amount of such payment (after taxes) received by the executive is sufficient to pay the excise tax due (the "Tax Gross-Up").

        The following table sets forth the estimated amounts Maurice Marciano and Paul Marciano would have become entitled to under the terms of the Marciano Employment Agreements had their employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2010.

Name	Triggering Event	Cash Severance ($)(1)	Cash Bonus ($)(2)	Post- Termination Consulting Arrangement ($)(3)	Value of Accelerated Restricted Stock and Unvested Options ($)(4)	Medical Benefit ($)(5)	Tax Gross-Up ($)	Total ($)
Maurice Marciano
	Death	—	2,250,000	—	—	—	—	2,250,000
	Disability	—	2,250,000	—	—	930,420	—	3,180,420
	Retirement	—	2,250,000	1,000,000	—	930,420	—	4,180,420
	Term. Without Cause or Resign for Good Reason	7,200,000	2,250,000	—	—	930,420	—	10,380,420
	Change of Control	—	—	—	6,738,547	—	—	6,738,547
	Change of Control and Termination	7,200,000	2,250,000	—	6,738,547	930,420	—	17,118,967
Paul Marciano
	Death	—	8,337,155	—	23,826,000	—	—	32,163,155
	Disability	—	8,337,155	—	23,826,000	493,600	—	32,656,755
	Retirement	—	4,837,155	1,000,000	—	493,600	—	6,330,755
	Term. Without Cause or Resign for Good Reason	9,000,000	8,337,155	—	23,826,000	493,600	—	41,656,755
	Change of Control	—	1,837,155	—	28,327,177	—	9,089,383	39,253,715
	Change of Control and Termination	9,000,000	8,337,155	—	28,327,177	493,600	16,018,379	62,176,311

(1)
Represents an amount equal to equal to three times the sum of the executive's base salary and target annual bonus.

(2)
Represents (i) for Maurice Marciano: the maximum eligible annual cash incentive award earned during fiscal 2010 and paid in fiscal 2011 and (ii) for Paul Marciano: the maximum eligible annual cash incentive award earned during fiscal 2010 and paid in fiscal 2011 (except in the case of a change of control without termination); the licensing-based cash incentive award earned during fiscal 2010 and paid in fiscal 2011; in the case of death or disability, the Multi-Year Licensing Opportunity with respect to calendar 2008; and, in the case of termination without cause, resignation with good reason and termination upon a change in control, an additional amount equal to $3,500,000 pursuant to the terms of his Employment Agreement.

(3)
Commencing upon retirement, the Company will enter into a two-year consulting agreement under which the executive will render certain consulting services for which the Company will pay an annual consulting fee equal to 50% of his annual base salary, as in effect immediately prior to the commencement of the consulting period. In addition, the Company will have the option, at its complete discretion, to enter into such a consulting agreement with the executive in the event of a termination without cause or a resignation for good reason.

(4)
Represents the aggregate value of the acceleration of vesting of the executive's unvested stock options and restricted stock based on the closing price of the Company's Common Stock on the NYSE on the last business day of fiscal 2010. For Paul Marciano, amounts include $23,826,000 with respect to the accelerated vesting of the unvested 600,000 share portion of the 1,000,000 share special employment inducement award in the event of death, disability, termination without cause, resignation for good reason and a change in control (with and without termination).

(5)
The medical benefit amount is also payable upon a resignation without good reason.

Other Named Officers

        As discussed above under "—Description of Employment Agreements," the employment agreements and employment offer letters with each of Carlos Alberini, Michael Relich and Dennis Secor provide for specified benefits and payments in connection with certain terminations of employment from the Company, as described below.

  Carlos Alberini

        The Alberini Employment Agreement with Carlos Alberini provides that if the executive's employment with the Company is terminated by the Company without cause or by the executive for good reason (which includes a termination of employment for any or no reason during the 30-day period commencing six months after a change in control), subject to the executive delivering a valid release of claims in favor of the Company, the executive will be entitled to receive separation benefits equal to (i) a lump sum payment equal to the sum of the executive's base salary and then target annual bonus (which amount shall be doubled in the event that any such termination occurs following a change in control and prior to the expiration of the Alberini Employment Agreement); (ii) any unpaid base salary and bonus earned with respect to any fiscal year ending on or preceding the date of termination, accrued vacation, reimbursement for any unreimbursed business expenses, and all other payments or benefits to which the executive may be entitled (collectively, the "Accrued Amounts"); (iii) a pro-rata portion of the executive's bonus for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon actual performance had employment continued through the end of the year; and (iv) the accelerated vesting of the unvested portion of his 150,000 share special employment inducement award. In such circumstances, in addition to the benefits described above, the Company, in its sole discretion, will have the option to enter into a one year consulting agreement with the executive providing for annual compensation at a rate of 50% of the executive's base salary.

        If the executive's employment with the Company terminates on account of the executive's death or total disability, the Alberini Employment Agreement provides that the executive will be entitled to (i) any Accrued Amounts; and (ii) a pro-rata portion of the executive's bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon targeted performance had employment continued through the end of the year.

        As previously announced, Mr. Alberini has resigned, effective June 1, 2010, as President and Chief Operating Officer of the Company, although he will continue to serve as a non-employee member of the Board of Directors. Upon his termination, Mr. Alberini is not expected to receive any severance benefits other than any Accrued Amounts to which he may be entitled and any fully vested benefits pursuant to the SERP, DCP or 401(k), as described herein. All unvested equity awards as of his termination date are expected to be forfeited in accordance with their terms.

  Michael Relich

        Pursuant to the terms of the Company's employment offer letter with Michael Relich, if the Company terminates Mr. Relich's employment for reasons other than for cause, Mr. Relich is entitled to receive a severance benefit of four monthly installments equal to this then monthly rate of base salary. The severance payments that would be due to Mr. Relich are subject to an offset equal to any amounts that he earns from other employment during the period ending four months after his termination.

  Dennis Secor

        Pursuant to the terms of the Company's employment offer letter with Dennis Secor, if the Company terminates Mr. Secor's employment for reasons other than for cause, Mr. Secor is entitled to a severance benefit of six monthly installments equal to his then monthly rate of base salary. The severance payments that would be due to Mr. Secor are subject to an offset equal to any amounts that he earns from other employment during the period ending six months after his termination.

        The following table sets forth the estimated amounts that each of the Named Officers (other than Maurice Marciano and Paul Marciano) would have become entitled to under the terms of their applicable employment agreements and employment offer letters, the SERP (with respect to Carlos Alberini) and the other plans in which they participate had their employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2010.

Name	Triggering Event	Salary ($)		Cash Bonus ($)(1)	Value of Accelerated Restricted Stock and Unvested Options ($)(2)	Accelerated SERP Benefits ($)(3)	Total ($)
Carlos Alberini(4)
	Death / Disability	—		960,000	—	382,261	1,342,261
	Term. Without Cause or
	Resign for Good Reason	1,440,000		960,000	3,573,900	—	5,973,900
	Change of Control	—		—	6,770,558	—	6,770,558
	Change of Control and
	Termination	2,880,000		960,000	6,770,558	382,261	10,992,819
Michael Relich
	Death / Disability	—		234,000	—	—	234,000
	Term. Without Cause	130,000	(5)	—	—	—	130,000
	Change of Control	—		—	1,913,577	—	1,913,577
	Change of Control and
	Termination	130,000	(5)	—	1,913,577	—	2,043,577
Dennis Secor
	Death / Disability	—		210,000	—	—	210,000
	Term. Without Cause	175,000	(6)	—	—	—	175,000
	Change of Control	—		—	1,898,467	—	1,898,467
	Change of Control and
	Termination	175,000	(6)	—	1,898,467	—	2,073,467

(1)
Represents the maximum eligible annual cash incentive award earned during fiscal 2010. The cash incentive amounts actually paid in fiscal 2011 are presented in Column (g) of the "Summary Compensation Table" above.

(2)
Represents the aggregate value of the acceleration of vesting of the executive's unvested stock options and restricted stock based on the closing price of the Company's Common Stock on the NYSE on the last business day of fiscal 2010. For Carlos Alberini amounts include $3,573,900 with respect to the accelerated vesting of the unvested 90,000 share portion of the 150,000 share special employment inducement award in the event of termination without cause, resignation for good reason and a change in control (with and without termination).

(3)
Represents the aggregate value of the accelerated vesting of the SERP benefit for Carlos Alberini under the SERP. Please see the "Pension Benefits Table—Fiscal 2010" and the discussion that follows for a description of the material terms of the SERP benefits.

(4)
The Company shall have the option, at its complete discretion, upon termination with or without cause or resignation with or without good reason, to enter into a one-year consulting agreement with the executive under which the executive will render certain consulting services for which the Company will pay an annual consulting fee equal to 50% of his annual base salary, as in effect immediately prior to the commencement of the consulting period.

(5)
Represents a severance payment in an amount equal to four months of base salary upon termination, subject to a reduction equal to any amounts earned by Michael Relich from other employment during the four month period.

(6)
Represents a severance payment in an amount equal to six months of base salary upon termination, subject to a reduction equal to any amounts earned by Dennis Secor from other employment during the six month period.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to the Company as of the Record Date, May 6, 2010, with respect to shares of Common Stock held by (i) each director, including the three Class II Nominees (as defined under "Proposal No. 1: Election of Class II Directors" above), (ii) our Named Officers (as defined under "Executive and Director Compensation—Compensation Discussion and Analysis" above) and (iii) all of our directors, including our Class II Nominees, and our executive officers as a group. We are not aware of any person, other than Maurice Marciano and Paul Marciano, who beneficially owned over 5% of our outstanding shares of Common Stock on May 6, 2010.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner(1)	Number of Shares	Percent of Class(2)
Maurice Marciano(3)	15,765,218	16.9%
Paul Marciano(4)	12,981,266	13.9%
Carlos Alberini(5)	245,741	*
Judith Blumenthal(6)	23,325	*
Gianluca Bolla(6)	—	*
Anthony Chidoni(6)	213,322	*
Kay Isaacson-Leibowitz(6)	31,543	*
Michael Relich(6)	24,079	*
Dennis Secor(6)	36,208	*
Alex Yemenidjian(6)	80,806	*
All directors and executive officers as a group (10 persons)(7)	29,401,508	31.3%

*
Less than 1.0%

(1)
Except as described below and subject to applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. This table is based upon information supplied by officers, directors and principal shareholders. The business address for each person is: c/o Guess?, Inc., 1444 South Alameda Street, Los Angeles, California 90021.

(2)
The number of shares outstanding used in calculating the percentages for each person includes shares that may be acquired by such person upon the exercise of options exercisable within 60 days of May 6, 2010 but excludes shares underlying options held by any other person. The percent of beneficial ownership is based on 93,318,756 shares of Common Stock outstanding on May 6, 2010.

(3)
Includes shares of Common Stock beneficially owned by Maurice Marciano as follows: 88,050 shares held directly; 12,166,928 shares held indirectly as sole trustee of the Maurice Marciano Trust; 1,164,970 shares held indirectly as a member of Marciano Financial Holdings II, LLC (with respect to which he has (i) sole voting power over 815,479 shares and no voting power over the remainder and (ii) shared investment power); 70 shares held as sole trustee of the Maurice Marciano Gift Trust FBO Caroline Marciano; 2,200,000 shares held indirectly as a member of MNM Capital Holdings, LLC (with respect to which he has sole voting power over 550,000 shares and no voting power over the remainder); and 145,200 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2010. Amounts include 4,000,000 shares pledged as security under revolving lines of credit which were undrawn as of May 6, 2010. Amounts also include 1,000,000 shares pledged as security with respect to 10,000 covered call options sold by the Maurice Marciano Trust with an exercise price of $50.00 and expiration dates ranging from October 25, 2010 to November 5, 2010. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Paul Marciano in Footnote 4 below: an additional 1,164,972 shares held by Marciano Financial Holdings II, LLC (with respect to which Maurice Marciano has no voting power and Maurice Marciano and Paul Marciano share investment power); 1,000,000 shares held by G Financial Holdings, LLC (with respect to which Maurice Marciano has sole voting power and no investment power); and 4,733 shares held by JS Grat (with respect to which Maurice Marciano has sole voting power and no investment power).

(4)
Includes shares of Common Stock beneficially owned by Paul Marciano as follows: 446,650 shares held directly (of which 400,000 are subject to performance-based vesting conditions with respect to fiscal years 2011 and 2012); 7,292,661 shares held indirectly as sole trustee of the Paul Marciano Trust; 1,164,972 shares held indirectly as a member of Marciano Financial Holdings II, LLC (with respect to which he has (i) sole voting power over 931,977 shares and no voting power over the remainder and (ii) shared investment power); 300,000 shares held indirectly as president of the Paul Marciano Foundation; 1,581,700 shares held indirectly as a member of NRG Capital Holdings, LLC (with respect to which he has sole voting power over 395,425 shares and no voting power over the remainder); 2,000,000 shares held indirectly as member of G Financial Holdings, LLC (with respect to which he has sole voting power over 1,000,000 shares and no voting power over the remainder); 4,733 shares held indirectly as investment advisor of JS Grat (with respect to which he has no voting power); and 190,550 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2010. Amounts include 2,000,000 shares pledged as security under a revolving line of credit which was undrawn as of May 6, 2010. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Maurice Marciano in Footnote 3 above: an additional 1,164,970 shares held by Marciano Financial Holdings II, LLC (with respect to which (i) Paul Marciano has shared voting power over 349,491 shares and no voting power over the remainder and (ii) Paul Marciano and Maurice Marciano share investment power); and 1,650,000 shares held by MNM Capital Holdings, LLC (with respect to which Paul Marciano has shared voting power and no investment power).

(5)
Includes shares of Common Stock beneficially owned by Carlos Alberini as follows: 183,541 shares held directly (of which 60,000 are subject to performance-based vesting conditions with respect to fiscal years 2011 and 2012); and 62,200 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2010.

(6)
Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2010, as follows: Judith Blumenthal, 1,588 shares; Gianluca Bolla, no shares; Anthony Chidoni, 163,761 shares; Kay Isaacson-Leibowitz, 9,820 shares; Michael Relich, no shares; Dennis Secor, 10,000 shares; and Alex Yemenidjian, 43,245 shares.

(7)
Includes: 626,364 shares of Common Stock that may be acquired upon the exercise of options within 60 days of May 6, 2010.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth, for each of the Company's equity compensation plans, the number of shares of Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants, in each case, as of January 30, 2010.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by shareholders	3,011,012	$23.17	18,150,402	(1)
Equity compensation plans not approved by shareholders	0	0	0

Total	3,011,012	$23.17	18,150,402	(1)

(1)
Of this number (i) 13,865,482 shares were available at January 30, 2010 for future issuance under stock options, SARs, restricted stock awards, stock units, performance share awards or performance units under the Company's 2004 Equity Incentive Plan (the Company has filed a registration statement with respect to 10,000,000 of the 20,000,000 shares authorized for grant under the 2004 Equity Incentive Plan), (ii) no shares were available for future issuance under the Company's 1996 Equity Incentive Plan, (iii) 3,311,082 shares were available at January 30, 2010 for future issuance pursuant to the Company's 2002 Employee Stock Purchase Plan and (iv) 973,838 shares were available at January 30, 2010 for future issuance under stock options and restricted stock awards under the Company's 2006 Non-Employee Directors' Stock Grant and Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our written Related Person Transactions Policy, a related person transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer, (ii) any person who is known to be the owner of 5% or more of any class of our voting securities, (iii) any immediate family member, as defined in the policy, of any of the foregoing persons, and (iv) any entity in which any of the foregoing persons is an officer, general partner or otherwise controls such entity. "Related person transaction" is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (a) the Company was or is to be a party or a participant, (b) the amount involved exceeds or reasonably can be expected to exceed $120,000, and (c) any of the foregoing persons had or will have a direct or indirect material interest.

        All directors and executive officers are required under the Related Person Transactions Policy to notify the Company's General Counsel of any potential or actual related person transaction as soon as they become aware of any such transaction. The General Counsel then presents any related person transactions to the Audit Committee for consideration. Among other relevant factors, the Audit Committee may consider the following: (i) the size and materiality of the transaction and the amount of consideration payable to a related person, (ii) the nature of the interest of the applicable related person, (iii) whether the transaction may involve a conflict of interest, (iv) whether the transaction involves the provision of goods or services to the Company that are readily available from unaffiliated third parties upon better terms, and (v) whether there are business reasons to enter into the transaction.

Leases

        The Company leases warehouse and administrative facilities from partnerships affiliated with the trusts for the respective benefit of Maurice Marciano and Paul Marciano, who are executives of the Company, Armand Marciano, their brother and former executive of the Company, and certain of their children (the "Marciano Trusts"). There were three of these leases in effect at January 30, 2010, including a lease with respect to the Company's corporate headquarters in Los Angeles, California which was amended on June 10, 2008 (the "First Amendment"). The corporate headquarters consist of approximately 355,000 square feet and serve primarily as the Company's principal executive and administrative offices, design facilities and sales offices.

        The First Amendment amended the original lease agreement dated July 29, 1992 which provided for a 16 year term expiring July 29, 2008 (the "Original Lease"). The First Amendment provides for a ten year lease renewal term ending July 31, 2018, with an additional five year renewal option to July 31, 2023 at the Company's sole discretion. The First Amendment provides for a triple net lease with annual rent in the amount of $2.9 million for the first lease year of the renewal term (which amount is approximately 5.6% lower than the most recent annual rent under the terms of the Original Lease), subject to an increase each year equal to the lesser of the increase of a specified consumer price index or four percent (which amount is lower than the five percent maximum annual adjustment provided for under the Original Lease). In the event the renewal option is exercised by the Company, the annual rent will reset in year eleven at the then-prevailing market rate. All other material terms of the Original Lease remain in full force and effect.

        The other two related party Company leases are currently scheduled to expire in February 2011 and December 2015. Aggregate rent expense under these related party leases was $3.8 million, $3.8 million and $3.5 million, respectively, for the fiscal years ended January 30, 2010, January 31, 2009 and February 2, 2008. The Company believes the related party lease terms have not been significantly affected by the fact that the Company and the lessors are related.

Aircraft Arrangements

        The Company periodically charters aircraft owned by MPM Financial, LLC ("MPM Financial"), an entity affiliated with the Marciano Trusts, through an independent third party management company contracted by MPM Financial to manage its aircraft. Under an informal arrangement with MPM Financial and the third party management company, the Company has chartered and may from time-to-time continue to charter aircraft owned by MPM Financial at a discount from the third party management company's preferred customer hourly charter rates. The total fees paid under these arrangements for the fiscal years ended January 30, 2010, January 31, 2009 and February 2, 2008 were approximately $0.8 million, $1.3 million and $1.4 million, respectively.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

        Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended January 30, 2010, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended January 30, 2010, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock, except that Carlos Alberini inadvertently reported two charitable gifts of shares on a Form 4 after the applicable Form 5 filing deadlines.

THE BOARD OF DIRECTORS
May 20, 2010

 Appendix A

GUESS?, INC.
ANNUAL INCENTIVE BONUS PLAN
(AS AMENDED AND RESTATED MAY 17, 2010)

        Section 1.    Purposes

        The purposes of the Guess?, Inc. Annual Incentive Bonus Plan (the "Plan") are (i) to provide greater motivation for selected key employees of Guess?, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as defined in Section 3(c) below) to attain and maintain the highest standards of performance, (ii) to attract and retain executives of outstanding competence, and (iii) to direct the energies of executives toward the achievement of specific business goals established for the Company and its Subsidiaries.

        The Plan is designed to qualify compensation paid under the Plan to Covered Employees (as defined in Section 3(a) below) as "performance-based compensation" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 162(m)").

        Section 2.    Administration and Interpretation

          (a)   The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which shall consist of not less than two members of the Board who qualify as "outside directors" as defined under Section 162(m). The Committee may designate all or any portion of its power and authority under this Plan to any sub-committee of the Committee or to any executive officer or executive officers of the Company (each an "Authorized Committee Designee"); provided that no such designation shall be permitted or effective with respect to any award to, or any other matter concerning, any Covered Employee. An Authorized Committee Designee, to the extent provided by the Committee, shall have and may exercise all the power and authority of the Committee hereto, subject to the limitations set forth in the immediately preceding sentence.

          (b)   The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or advisable. Decisions of the Committee shall be final, conclusive and binding upon all parties, including, without limitation, the Company and the key employees who participate in the Plan.

          (c)   The Plan shall be administered to comply with Section 162(m) and, if any provisions of the Plan cause any award to a Covered Employee to not qualify as performance-based compensation under Section 162(m), that provision shall be stricken from this Plan, but the other provisions of the Plan shall remain in effect. Any action striking any portion of the Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under the Plan.

        Section 3.    Participation

          (a)   Participation in the Plan during any fiscal year shall be limited to (i) any person serving as Chief Executive Officer of the Company and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a "covered employee" of the Company within the meaning of Section 162(m) ("Covered Employees") and (ii) those key employees of the Company and its Subsidiaries, other than the Covered Employees, who, in the sole opinion of the Committee, are in a position to have a significant impact on the performance of the Company and who are selected by the Committee ("Key Employees" and together with the Covered Employees,

  "Participants"); provided that participation by an employee of a Subsidiary shall be subject to approval of the Plan by such Subsidiary's Board of Directors, which approval shall constitute the Subsidiary's agreement to pay, at the direction of the Committee, awards directly to its employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee.

          (b)   Unless otherwise determined by the Committee in its sole and absolute discretion, or as provided in a Participant's employment agreement, if a Participant ceases to be employed by the Company and/or its Subsidiaries prior to the end of a fiscal year for any reason other than disability (as determined by the Company), retirement at or after age 55, or death, his or her participation in the Plan for such year will terminate forthwith and he or she will not be entitled to any award for such year. If, prior to the end of a fiscal year, a Participant's employment ceases because of disability (as determined by the Company), retirement at or after age 55, or death, or if the effective date of participation by a Participant for any year shall be after the first day of such fiscal year, the Participant shall be entitled to receive only that proportion of the amount, if any, that he or she otherwise would have received under the Plan for the full fiscal year which the number of days of his or her participation in the Plan during such fiscal year bears to the total number of days in such fiscal year; provided, however, that if the effective date of participation by a Covered Employee for any fiscal year shall be after the first day of the fiscal year, then the Committee must establish the Performance Goals (as defined in Section 4(d) below) for such Covered Employee while the performance relating to such Performance Goals remain substantially uncertain within the meaning of Section 162(m) and in no event after 25% of the fiscal year has elapsed.

          (c)   The term "Subsidiary" shall mean any corporation at least 50% of whose issued and outstanding voting stock is owned, directly or indirectly by the Company.

        Section 4.    Determination of Incentive Awards

        Within the time period prescribed by Section 162(m) for each fiscal year, the Committee may authorize awards to Participants pursuant to either or both of the following methods in clauses (a) and (b) below:

          (a)   For each fiscal year, the Committee shall: (i) determine the Participants who are to be eligible to receive performance-based awards under the Plan during such year, (ii) notify each such Participant in writing concerning his or her selection for participation in the Plan for such year, (iii) select the Performance Criteria applicable to such year for each such Participant and (iv) establish, in terms of an objective formula or standard for each Participant, the Performance Goal and the amount of each award which may be earned for such year if such Performance Goal is achieved.

          (b)   The Committee may in its sole and absolute discretion provide for discretionary bonuses for any of the Key Employees.

          (c)   The term "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings, operating earnings or income, earnings per share, cash flow, absolute and/or relative return on equity or assets, pre-tax profits, earnings growth, revenue growth, share price growth, shareholder returns, gross or net profit margin, or any combination of the foregoing, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to the results of a peer group.

          (d)   The term "Performance Goals" means the goals established in writing by the Committee for the fiscal year based upon the Performance Criteria. The Performance Goal may be expressed in terms of overall Company performance or the performance of an operating unit, business unit, segment, subsidiary or other division or any portion or combination thereof of the Company.

          (e)   Actual financial performance shall be measured by reference to the Company's financial records and the consolidated financial statements of the Company. In determining performance, the Committee in its sole and absolute discretion shall, in the case of awards to Covered Employees, and may, in the case of awards to Key Employees, direct that adjustments to the Performance Goals or actual financial performance as reported be made to reflect and mitigate the effects of extraordinary organizational, operational or other changes that have occurred during such fiscal year, such as (without limitation) acquisitions, dispositions, expansions, contractions, material non-recurring items of income or loss, changes in applicable accounting rules or standards, or other events not foreseen by the Committee at the time the applicable Performance Goals were set that might create unwarranted hardships or windfalls to Participants, in each case, with respect to Covered Employees, only to the extent consistent with the requirements of Section 162(m) to qualify such awards as performance-based compensation. Notwithstanding the foregoing, the Committee may, by express provision with respect to a specific award provide at the time the performance goals are established that one or more of the adjustments in the foregoing sentence will not be made with respect to the award or establish such other events or circumstances, consistent with Section 162(m), with respect to which the Committee will make appropriate adjustment to the award. The Committee is authorized at any time during or after the fiscal year to increase (except with respect to awards payable to Covered Employees), reduce or eliminate the amount of an award payable to any Participant for any reason. The Committee may also provide that the Chief Executive Officer or Chairman of the Board shall have the discretion to increase or decrease the award otherwise payable to any Key Employee based upon their individual performance during the fiscal year.

        Section 5.    Awards

          (a)   No later than 90 days after the last day of each fiscal year, the Committee shall determine awards to Participants for such fiscal year by comparing actual financial performance to the Performance Goals, Performance Criteria and amounts of awards adopted by the Committee for such year and the Committee shall, with respect to Covered Employees, certify, by resolution or other appropriate action in writing, that the amount of the award has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Goals and any other material terms established by the Committee or set forth in this Plan were in fact satisfied. If the Committee has not adopted specified goals for the fiscal year, the Committee shall meet no later than 90 days after the last day of such fiscal year to determine if discretionary bonuses shall be awarded to Key Employees. Each award under the Plan shall be paid in cash promptly after the amount of the award has been determined and, with respect to awards to Covered Employees, the Committee has certified that the relevant performance goals have been achieved; provided, that in all events, each award shall be paid no later than the 15th day of the third month following the Company's first taxable year in which such award is no longer subject to a substantial risk of forfeiture.

          (b)   No award under this Plan shall be considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provided that incentive compensation shall be considered as compensation under such plan.

          (c)   There is no requirement that the maximum amount available for awards in any fiscal year be awarded, nor that an award will be granted to any particular Participant for any fiscal year. Any portion of any amount available for making awards for any fiscal year which shall not have been awarded, shall not carry over or increase the maximum amount of awards payable in any subsequent year.

          (d)   Notwithstanding any provision in the Plan to the contrary, the maximum award payable to any Participant under the Plan with respect to any one fiscal year of the Company shall be $5 million, and such limitation shall be pro-rated (based on the number of months in such fiscal year) for any fiscal year of the Company that is less than 12 calendar months.

          (e)   In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an award under the Plan. Any such deferral shall be made pursuant to the terms and conditions set forth in any deferred compensation plan or arrangement adopted by the Company. In the case of any deferred payment of an award to a Covered Employee after the attainment of the applicable Performance Goal, any amount in excess of the amount otherwise payable shall be based on either Moody's Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

        Section 6.    Death of Participant

        If a Participant dies before or after termination of employment but prior to the payment date of an award for which such Participant is otherwise entitled hereunder, any such unpaid award shall be paid to his or her legal representatives or, where the Committee has authorized the designation of beneficiaries, to such beneficiaries as may have been designated by the Participant, at the time that awards are payable to Participants generally under Section 5(a).

        Section 7.    Non-Assignability and Contingent Nature of Rights

        No Participant, no person claiming through him or her, nor any other person shall have any right or interest in the Plan or its continuance, or in the payment of any award under the Plan, unless and until all the provisions of the Plan, the rules adopted thereunder, and restrictions and limitations on the award itself have been fully complied with. No rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature.

        Section 8.    Source of Payments

        The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

        Section 9.    Tax Withholding

        The Company or a Subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

        Section 10.    Duration, Termination and Amendment

        Subject to approval by the Company's stockholders at the 2010 annual meeting of Company stockholders, the Plan shall be effective immediately and shall continue in effect until the first meeting of the Company's stockholders that occurs in 2015. The expiration or termination of the Plan shall not effect awards granted under the Plan, or the Committee's rights or authority with respect thereto, prior to the date of such expiration or termination.

        The Committee may at any time terminate or from time to time modify or suspend, in whole or in part, and if suspended, may reinstate, any or all of the provisions of the Plan in such respects as the Committee may deem advisable; provided that no such termination or modification shall impair any rights which have accrued under the Plan; and provided further, that the Committee may not without stockholder approval adopt any amendment that would require the vote of stockholders pursuant to Section 162(m).

        Section 11.    No Restriction on Right to Effect Changes

        The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any sale of all or any portion of the assets of the Company or any Subsidiary, any merger or consolidation of the Company or any Subsidiary, a reorganization, dissolution or liquidation of the Company or any Subsidiary, or any other event or series of events, whether of a similar character or otherwise.

        Section 12.    Headings

        The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

        Section 13.    Governing Law

        This Plan shall be governed by and construed in accordance with the laws of the State of California.

        Section 14.    No Contract of Employment or Right to Awards

        Nothing contained herein shall be construed as a contract of employment between the Company and any Participant, or as giving a right to any person to be granted awards under the Plan or to continue in the employment of the Company or any of its Subsidiaries, or as limiting the right of the Company or any of its Subsidiaries to discharge any Participant at any time, with or without cause.

* * * * *

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016T7C 1 U P + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 29, 2011. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. For Withhold For Withhold X 1. Election of Class II Directors: 01 - Judith Blumenthal (term expiring in 2013) 02 - Anthony Chidoni (term expiring in 2013) 2. To re-approve the Company’s Annual Incentive Bonus Plan so that performance-based cash compensation paid thereunder will continue to be deductible by the Company for federal income tax purposes. In their discretion, the proxy holders are authorized to vote on such other matters that may properly come before this Annual Meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted for each of the nominees for director and for Proposals 2 and 3. 03 - Paul Marciano (term expiring in 2013) For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMM 0 2 5 5 0 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 1234 5678 9012 345 <STOCK#> IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 24, 2010. Vote by Internet Log on to the Internet and go to www.envisionreports.com/ges Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

GUESS?, INC. COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Deborah Siegel and Jason Miller, or each of them acting alone, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of GUESS?, Inc. (the “Company”) held of record by the undersigned on May 6, 2010 at the Annual Meeting of Shareholders to be held on June 24, 2010 at 9:00 a.m., local time, or any adjournments or postponements thereof, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210, and hereby revoke(s) any proxies heretofore given. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, FOR THE RE-APPROVAL OF THE COMPANY’S ANNUAL INCENTIVE BONUS PLAN, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares in person. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable Federal Securities laws. (Continued and to be voted on reverse side.) Proxy — Guess?, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 24, 2010
PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS (Item 1 on Proxy Card)
PROPOSAL NO. 2: RE-APPROVAL OF THE GUESS?, INC. ANNUAL INCENTIVE BONUS PLAN (Item 2 on Proxy Card)
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 3 on Proxy Card)
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS Independent Registered Public Accountants Fee Summary
REPORT OF THE AUDIT COMMITTEE
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE AND DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  Appendix A